CALCULATION OF REGISTRATION FEE

		Amount of
Title of Each Class of Securities Offered	Amount to be Registered	Registration Fee(1)(2)
4.949% Notes due January 2015	$1,250,000,000	$69,750
5.877% Notes due July 2019	$1,000,000,000	$55,800

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 8, 2009)

Filed pursuant to Rule 424(b)(5)
Registration No. 333-159062

TELEFÓNICA EMISIONES, S.A.U.
(incorporated with limited liability in the Kingdom of Spain)
$1,250,000,000 FIXED RATE SENIOR NOTES DUE 2015
$1,000,000,000 FIXED RATE SENIOR NOTES DUE 2019
guaranteed by:

TELEFÓNICA, S.A.
(incorporated with limited liability in the Kingdom of Spain)

The $1,250,000,000 fixed rate senior notes due 2015 (the “Long Five-Year Fixed Rate Notes”) will bear interest at 4.949% per year. The $1,000,000,000 fixed rate senior notes due 2019 (the “Ten-Year Fixed Rate Notes” and, together with the Long Five-Year Fixed Rate Notes, the “Notes”) will bear interest at 5.877% per year. Interest on the Long Five-Year Fixed Rate Notes will be payable on each January 15 and July 15 of each year, beginning on January 15, 2010, until January 15, 2015 (the “Long Five-Year Fixed Rate Note Maturity Date”), and on the Long Five-Year Fixed Rate Note Maturity Date. Interest on the Ten-Year Fixed Rate Notes will be payable on each January 15 and July 15 of each year, beginning on January 15, 2010, until July 15, 2019 (the “Ten-Year Fixed Rate Note Maturity Date”), and on the Ten-Year Fixed Rate Note Maturity Date. The Long Five-Year Fixed Rate Notes will mature at 100% of their principal amount on January 15, 2015. The Ten-Year Fixed Rate Notes will mature at 100% of their principal amount on July 15, 2019. The Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes constitute separate series of securities issued under the Indenture (as defined herein).

Subject to applicable law, the Notes of each series will be unsecured and will rank equally in right of payment with other unsecured unsubordinated indebtedness of Telefónica Emisiones, S.A.U. (the “Issuer”). The Guarantee (as defined herein) as to the payment of principal, interest and Additional Amounts (as defined herein) will be a direct, unconditional unsecured and unsubordinated obligation of our parent, Telefónica, S.A. (the “Guarantor”), and, subject to applicable law, will rank equally in right of payment with its other unsecured unsubordinated indebtedness.

For a more detailed description of the Notes of each series and the related Guarantee, see “Description of the Notes and the Guarantee” beginning on page S-18.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-13.

			Proceeds, Before
		Underwriting Discounts	Expenses, to Telefónica	Amount of
	Price to Public	and Commissions[1]	Emisiones, S.A.U.	Registration Fee

Per Long Five-Year Fixed Rate Note	100%	0.35%	99.65%	—
Total for Long Five-Year Fixed Rate Notes	$1,250,000,000	$4,375,000	$1,245,625,000	$69,750
Per Ten-Year Fixed Rate Note	100%	0.40%	99.60%	—
Total for Ten-Year Fixed Rate Notes	$1,000,000,000	$4,000,000	$996,000,000	$55,800
Total	$2,250,000,000	$8,375,000	$2,241,625,000	$125,550

1 Before reimbursement of certain expenses in connection with this offering, which the underwriters have agreed to make to the Issuer. See “Underwriting” beginning on page S-46.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in registered book entry form through the facilities of The Depository Trust Company (“DTC”) and Euroclear Bank S.A./N.V. (an indirect participant in DTC), as operator of the Euroclear System (“Euroclear”), on or about July 6, 2009, which will be the 9th Business Day (as defined herein) following the date of pricing of the Notes. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Application will be made for the Notes described in this Prospectus Supplement to be listed on the New York Stock Exchange (the “NYSE”). The Notes will not be eligible to be held through Clearstream Banking, société anonyme.

Joint Bookrunning Lead Managers

CITI               DEUTSCHE BANK SECURITIES               GOLDMAN, SACHS & CO.               MORGAN STANLEY

Co-Managers

BNP PARIBAS                      CALYON                      CREDIT SUISSE                      MITSUBISHI UFJ SECURITIES

June 22, 2009

PROSPECTUS SUPPLEMENT

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The second part is the accompanying Prospectus which gives more general information, some of which does not apply to this offering.

If the description of this offering varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in or incorporated by reference in this Prospectus Supplement.

In this Prospectus Supplement and any other prospectus supplements, the “Issuer” refers to Telefónica Emisiones, S.A.U. and “Telefónica”, “Telefónica, S.A.” the “Group” or the “Guarantor” refer to Telefónica, S.A. and, where applicable, its consolidated subsidiaries, unless the context otherwise requires. We use the words “we”, “us” and “our” to refer to the Issuer or the Guarantor, as the context requires. We use the word “you” to refer to prospective investors in the securities.

SPANISH WITHHOLDING TAX REQUIREMENTS

Potential investors should note the statements on page S-36 regarding the tax treatment in Spain of interest payments received in respect of the Notes and the disclosure requirements imposed by Law 13/1985 of May 25, as amended, on the Issuer and the Guarantor relating to the identity and country of tax residence of owners of a beneficial interest in the Notes (each, a “Beneficial Owner”). In particular, interest payments in respect of the Notes will be subject to Spanish withholding tax if certain information regarding Beneficial Owners is not received by the Issuer and the Guarantor in a timely manner.

Law 4/2008 of December 23, by its terms, reduced the categories of Beneficial Owners to whom the information collection obligations of Law 13/1985 of May 25 apply. According to Law 4/2008 of December 23, the information reporting requirements are to be limited to those natural or legal persons considered residents for tax purposes in Spain as well as those natural or legal persons not considered residents for tax purposes in Spain but who act through a permanent establishment in Spain. The revised information reporting requirements set forth in Law 4/2008 of December 23 will enter into force upon the approval by the Spanish government of regulations setting forth the procedures for complying with this law.

The Spanish General Tax Directorate has issued two binding rulings dated January 20, 2009 (num. V0077-09 and V0078-09), stating that until the relevant regulations setting forth the procedures for complying with Law 4/2008 are approved, Spanish issuers and guarantors must continue to adhere to the information reporting procedures established under pre-existing laws and regulations to provide the relevant information relating to Beneficial Owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any interest payment in respect of any outstanding principal amount of the Notes as to which the required Beneficial Owner information has not been provided or the required information collection procedures have not been followed. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

Under Spanish law, interest payments in respect of the Notes will be subject to withholding tax in Spain, currently at the rate of 18%, in the case of individual Beneficial Owners who are resident for tax purposes in Spain. Each of the Issuer and the Guarantor is required pursuant to Spanish law to submit to the Spanish tax authorities certain information relating to Beneficial Owners who receive interest payments on the Notes. Beneficial Owners in respect of whom such information is not provided to the Issuer or the Guarantor in accordance with the procedures described herein will receive payments net of Spanish withholding tax, currently at the rate of 18%. Neither the Issuer nor the Guarantor will pay

S-ii

Additional Amounts (as defined herein) in respect of any such withholding tax in any of the above cases. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

We, the Guarantor, Acupay System LLC (“Acupay”) and The Bank of New York Mellon (in its capacity as Paying Agent and for other limited purposes, the “Paying Agent”) have entered into a tax certification agency agreement dated June 20, 2006 (the “Tax Certification Agency Agreement”) and we, the Guarantor and Acupay will enter into a letter of appointment to be dated as of the issue date of the Notes (the “Letter of Appointment”) pursuant to and amending the Tax Certification Agency Agreement. Beneficial Owners may not be beneficiaries under the Tax Certification Agency Agreement. The Letter of Appointment will incorporate, among other things, certain procedures arranged by Acupay, DTC and Euroclear that will facilitate the collection of information regarding the identity and tax residence of Beneficial Owners who (i) are exempt from Spanish withholding tax requirements and therefore entitled to receive payments in respect of the Notes free and clear of Spanish withholding taxes and (ii) are (a) direct participants in DTC, (b) hold their interests through securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant in DTC, including Euroclear (each such entity an “indirect DTC participant”), or (c) hold their interests through direct DTC participants. These procedures are set forth in Annexes A, B and C to this Prospectus Supplement. No arrangements or procedures have been made by the Issuer or the Guarantor with respect to any depository or clearing system other than the procedures arranged by Acupay, DTC and Euroclear mentioned above.

Neither DTC nor Euroclear is under any obligation to continue to perform such procedures and such procedures may be modified or discontinued at any time. In addition, DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to us.

The Issuer and the Guarantor have agreed in the Indenture, so long as any principal amount of the Notes remains outstanding, to, insofar as it is practicable, maintain, implement or arrange the implementation of procedures to facilitate the collection of information concerning the Notes or the Beneficial Owners thereof so long as such collection is required under Spanish law to allow payment of interest on the Notes free and clear of Spanish withholding tax. However, neither the Issuer nor the Guarantor can assure you that it will be practicable to do so.

The Tax Certification Agency Agreement, according to its terms, including the tax certification procedures annexed to the Letter of Appointment, may be modified, amended or supplemented only by an instrument in writing duly executed by the Issuer, the Guarantor, Acupay and the Paying Agent, the parties to such agreement (except if such modification, amendment or supplement does not affect the rights and obligations of the Paying Agent, in which case neither the consent of the Paying Agent nor its execution of such instrument shall be required); provided, however, that any modification, amendment or supplement to the tax certification procedures may be made only if it is (i) necessary to reflect a change in applicable Spanish law, regulation, ruling or interpretation thereof, provided that the parties to the Tax Certification Agency Agreement are provided with an opinion of independent Spanish counsel to the effect that such modification, amendment or supplement is necessary as a result of such change in applicable Spanish law, regulation, ruling or interpretation thereof, (ii) necessary to reflect a change in applicable clearing system rules or procedures or to add procedures for one or more new clearing systems, provided that the parties to the Tax Certification Agency Agreement are provided with written communication from the applicable clearing system or clearing systems to this effect (including, without limitation, written communications in the form of an e-mail or written posting) and an opinion of independent Spanish counsel to the effect that such modified or new procedures do not conflict with applicable Spanish tax legislation or (iii) not materially detrimental to Beneficial Owners, as evidenced, in the case of any modification, amendment or supplement that requires the prior written consent of the Paying Agent, an officer’s certificate of the Issuer and the Guarantor to that effect, on which the Paying Agent shall be entitled to rely when consenting to such modification, amendment or supplement under this item (iii); and provided further that any modification, amendment or supplement of any of the

S-iii

rights or duties of the Paying Agent thereunder, shall require the prior written consent of the Paying Agent.

The tax certification procedures described above will have to be modified, amended or supplemented, as the case may be, once the Spanish government approves new regulations setting forth procedures for complying with Law 4/2008. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

The tax certification procedures set forth in Annexes A and B to this Prospectus Supplement provide that payments of interest to any DTC participants that fail or for any reason are unable to comply with the procedures herein for the provision of the required Beneficial Owner information in respect of all Beneficial Owners who are entitled to an exemption from Spanish withholding tax and who own their beneficial interests in the Notes through such participants, will be paid net of Spanish withholding tax in respect of such DTC participant’s entire beneficial interest in the Notes. In particular, should the required Beneficial Owner information submitted by a direct DTC participant to Acupay be inconsistent with its EDS Elections (as defined in Annex A hereto) and/or DTC holdings in the Notes on any Interest Payment Date, then such direct DTC participant will be paid net of Spanish withholding tax with respect to such direct DTC participant’s entire holding in the Notes. If this were to occur, affected Beneficial Owners who hold their beneficial interests in the Notes directly or indirectly through such direct DTC participant (other than Beneficial Owners who hold their beneficial interests in the Notes through Euroclear or participants in Euroclear) would have to follow the quick refund procedures set forth in Article II of Annex A to this Prospectus Supplement. Affected Beneficial Owners who hold their beneficial interests in the Notes through Euroclear or participants in Euroclear would have to follow the quick refund procedures set forth in Article II of Annex B to this Prospectus Supplement. Beneficial Owners may also apply directly to the Spanish tax authorities for any refund to which they may be entitled pursuant to the procedures set forth in Article II of Annex C to this Prospectus Supplement. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”. We and the Guarantor will not pay any Additional Amounts with respect to any such withholding.

If DTC or the direct or indirect participants in DTC, including Euroclear, are unable to facilitate the collection of the required Beneficial Owner information, we may attempt to remove the Notes from DTC, and this may affect the liquidity of the Notes. Provision has been made for each series of the Notes to be represented by certificated Notes in the event that the Notes cease to be held through DTC. See “Description of the Notes and the Guarantee — Form, Transfer and Registration”.

See “Risk Factors — Risks Relating to the Notes”.

S-iv

SUMMARY

The following brief summary is not intended to be nor is it complete and is provided solely for your convenience. It is qualified in its entirety to the full text and more detailed information contained elsewhere in this Prospectus Supplement, the accompanying Prospectus, any amendments or supplements to this Prospectus Supplement and the accompanying Prospectus and the documents that are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. You are urged to read this Prospectus Supplement and the other documents mentioned above in their entirety.

The Group

Telefónica, S.A., the Guarantor, is a corporation duly organized and existing under the laws of the Kingdom of Spain, incorporated on April 19, 1924. The Telefónica Group is:

•	a diversified telecommunications group which provides a comprehensive range of services through one of the world’s largest and most modern telecommunications networks;

•	mainly focused on providing fixed and mobile telephony services; and

•	present principally in Spain, Europe and Latin America.

Telefónica S.A.’s principal executive offices are located at Distrito C, Ronda de la Comunicación, s/n, Las Tablas, 28050 Madrid, Spain, and its registered offices are located at Gran Vía, 28, 28013 Madrid, Spain. Its telephone number is +34 900 111 004.

Telefónica Emisiones, S.A.U.

We are a wholly-owned subsidiary of the Guarantor. We were incorporated on November 29, 2004, as a company with unlimited duration and with limited liability and a sole shareholder under the laws of Spain (sociedad anónima unipersonal). Our share capital is €62,000 divided into 62,000 ordinary shares of par value €1 each, all of them issued and fully paid and each of a single class. We are a financing vehicle for the Group. We have no material assets. Spanish reserve requirements must be met prior to the payment of dividends, and dividends may only be distributed out of income for the previous year or out of unrestricted reserves, and our net worth must not, as a result of the distribution, fall below our paid-in share capital (capital social). There are no other restrictions on Telefónica’s ability to obtain funds from us through dividends, loans or otherwise. Spanish Law 13/1985 requires that the proceeds of the offering of the Notes be deposited with Telefónica or one of its consolidated subsidiaries.

At March 31, 2009, we had no outstanding secured indebtedness and approximately €18 billion of outstanding unsecured indebtedness. For additional information about our principal transactions since March 31, 2009, see “Capitalization and Indebtedness”.

Our principal executive offices are located at Distrito C, Ronda de la Comunicación, s/n, Las Tablas, 28050 Madrid, Spain, and our registered offices are located at Gran Vía, 28, 28013 Madrid, Spain. Our telephone number is +34 900 111 004.

THE OFFERING

For a more detailed description of the Notes and the Guarantee, see “Description of the Notes and the Guarantee”.

Issuer	Telefónica Emisiones, S.A.U.

Guarantor	Telefónica, S.A.

Trustee and Paying Agent	The Bank of New York Mellon will be acting as the Trustee and Paying Agent, with respect to each series of Notes under, and as such terms are defined in, the Indenture.

Notes Offered	$1,250,000,000 aggregate principal amount of fixed rate senior notes due 2015. The Long Five-Year Fixed Rate Notes will bear the following CUSIP: 87938W AJ2 and the following ISIN: US87938WAJ27.

$1,000,000,000 aggregate principal amount of fixed rate senior notes due 2019. The Ten-Year Fixed Rate Notes will bear the following CUSIP: 87938W AH6 and the following ISIN: US87938WAH60.

The Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes constitute separate series of securities issued under the Indenture (as defined herein).

Issue Price	100% (Long Five-Year Fixed Rate Notes).

100% (Ten-Year Fixed Rate Notes).

Interest Payable on the Notes	The Long Five-Year Fixed Rate Notes will bear interest at 4.949% per year, payable on each January 15 and July 15 of each year, beginning on January 15, 2010, until the Long Five-Year Fixed Rate Note Maturity Date, and on the Long Five-Year Fixed Rate Note Maturity Date.

The Ten-Year Fixed Rate Notes will bear interest at 5.877% per year, payable on each January 15 and July 15 of each year, beginning on January 15, 2010, until the Ten-Year Fixed Rate Note Maturity Date, and on the Ten-Year Fixed Rate Note Maturity Date.

Early Redemption for Taxation or Listing Reasons	If, in relation to the Notes of a series (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the Notes of such series, (x) the Issuer or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts (as defined herein) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest on the Notes of such series, provided that such payment cannot with reasonable effort by the Guarantor be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at its election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under “Description of the Notes and the Guarantee — Notices” (which notice shall be irrevocable), redeem all of the outstanding Notes of such series at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

In addition, if any series of Notes is not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date (as defined herein) on such series of Notes, the Issuer or the Guarantor, as the case may be, may, at its option and having given not less than 15 days’ notice (ending on a day which is no later than a Business Day (as defined herein) immediately preceding such Interest Payment Date) to the holders of such series of Notes in accordance with the terms described under “Description of the Notes and the Guarantee — Notices” (which notice shall be irrevocable), redeem all of the outstanding Notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date; provided that from and including the issue date of the Notes of such series to and including such Interest Payment Date, the Issuer will use its reasonable efforts to obtain or maintain such listing, as applicable.

In the event of an early redemption of the Notes for the reasons set forth above, the Issuer or the Guarantor, as the case may be, may be required to withhold tax and will pay interest in respect of the principal amount of the Notes redeemed net of the withholding tax applicable to such payments (currently 18%). If this were to occur, Beneficial Owners would have to either follow the Quick Refund Procedures set forth in Article II of Annex A to this Prospectus Supplement (other than Beneficial Owners holding their interests through Euroclear or participants in Euroclear, who would have to follow the Quick Refund Procedures set forth in Article II of Annex B to this Prospectus Supplement), or the Direct Refund from Spanish Tax Authorities Procedures set forth in Article II of Annex C of this Prospectus Supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

For a description of the Spanish tax treatment applicable to the accrued interest, if any, on the Notes upon an early redemption of such Notes, see “Taxation — Spanish Tax Considerations”.

Optional Redemption of the Notes	The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders in accordance with the terms described under “Description of the Notes and the Guarantee — Notices” (which notice shall be irrevocable), redeem from time to time all or a portion of the outstanding Notes of any series at a “make whole” redemption price determined in the manner set forth in this Prospectus Supplement. See “Description of the Notes and the Guarantee — Optional Redemption”.

Status of the Notes	The Notes of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations of the Issuer under the Notes of such series will rank at least pari passu with all other unsecured and unsubordinated indebtedness, present and future, of the Issuer, except as the obligations of the Issuer may be limited by Spanish bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally in the Kingdom of Spain. See “Description of the Notes and the Guarantee — Status of the Notes”.

Form of Notes	The Notes of each series will be initially represented by one or more global security certificates (each, a “Global Certificate”) which will be deposited with a custodian for DTC and Notes represented thereby will be registered in the name of Cede & Co., as nominee for DTC. You will not receive Certificated Notes (as defined herein) unless one of the events described under the heading “Description of the Notes and the Guarantee — Form, Transfer and Registration” occurs.

You may hold beneficial interests in the Notes of a series represented by a Global Certificate directly through DTC if you are a participant in DTC or indirectly through organizations that are participants in DTC or that have accounts with DTC. In order to confirm any position that is held through an indirect participant of a clearing system, the direct participant holding the Notes directly through the relevant clearing system must confirm their indirect participant’s downstream position.

See “Description of the Notes and the Guarantee — Form, Transfer and Registration”.

Status of the Guarantee	Pursuant to the Guarantee, Telefónica, as Guarantor, will unconditionally and irrevocably guarantee the due payment of all sums expressed to be payable by the Issuer under the Notes of each series on an unsubordinated and unconditional basis. The obligations of the Guarantor under the Guarantee in respect of the Notes of a series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor under the Guarantee and will rank pari passu without any preference among such obligations of the Guarantor under the Guarantee in respect of the Notes of such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor under the Guarantee in respect of the Notes will be effectively subordinated to those obligations that are preferred under law 22/2003 (Ley Concursal) dated July 9, 2003 regulating insolvency proceedings in Spain (the “Insolvency Law”). See “Description of the Notes and the Guarantee — The Guarantee”.

At March 31, 2009, the Guarantor had no outstanding secured indebtedness and approximately €54 billion of outstanding unsecured indebtedness. For additional information about the Guarantor’s principal transactions since March 31, 2009, see “Capitalization and Indebtedness”.

Beneficial Owner Identification Requirements under Spanish Tax Laws	Under Spanish Law 13/1985, as amended and Royal Decree 1065/2007, the Issuer and the Guarantor are required to provide to the Spanish tax authorities certain information relating to Beneficial Owners of the Notes who receive interest payments.

This information includes the identity and country of tax residence of Beneficial Owners and the amount of interest received by such Beneficial Owners, and must be obtained with respect to each Interest Payment Date by 8:00 p.m. (New York time) on the fourth New York Business Day (as defined herein), before such Interest Payment Date or, under certain circumstances, by 9:45 a.m. (New York time) on such Interest Payment Date and filed by the Issuer and the Guarantor with the Spanish tax authorities on an annual basis.

We, the Guarantor and Acupay will amend the Tax Certification Agency Agreement pursuant to its terms through the Letter of Appointment, which will incorporate certain procedures arranged by Acupay, DTC and Euroclear that will facilitate the collection of information concerning the identity and tax residence of Beneficial Owners. The Indenture provides that the Trustee and the Paying Agent will, to the extent applicable, comply with such procedures. The delivery of such information, while the Notes are in global form, shall generally be made through the relevant direct and indirect participants in DTC (including Euroclear). The Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate (currently 18%) from any interest payment in respect of any principal amount of the Notes as to which the required information has not been provided or the required procedures have not been followed and will not pay any Additional Amounts with respect to any such withholding.

Law 4/2008 of December 23, by its terms, reduced the categories of Beneficial Owners to whom the information collection obligations of Law 13/1985 of May 25 apply. According to Law 4/2008 of December 23, the information reporting requirements are to be limited to those natural or legal persons considered residents for tax purposes in Spain as well as those natural or legal persons not considered residents for tax purposes in Spain but who act through a permanent establishment in Spain. The revised information reporting requirements set forth in Law 4/2008 of December 23 will enter into force upon the approval by the Spanish government of regulations setting forth the procedures for complying with this law.

The Spanish General Tax Directorate has issued two binding rulings dated January 20, 2009 (num. V0077-09 and V0078-09), stating that until the relevant regulations setting forth the procedures for complying with Law 4/2008 are approved, Spanish issuers and guarantors must continue to adhere to the information reporting procedures established under pre-existing laws and regulations to provide the relevant information relating to Beneficial Owners to the Spanish tax authorities.

See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments” and Annexes A and B to this Prospectus Supplement.

Listing	Application will be made to list the Notes of each series on the NYSE. Trading on the NYSE is expected to begin within 30 days after delivery of the Notes.

Governing Law	Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture, the Notes and the Guarantee shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

The due authorization of the Notes and the ranking of the Notes and the Guarantee shall be governed by Spanish law.

Use of Proceeds	We expect that the net proceeds from this offering, after deducting the underwriters’ discounts but before expenses, will be $2,241,625,000. We intend to deposit the net proceeds on a permanent basis with the Guarantor. The Guarantor will use such net proceeds for general corporate purposes. See “Use of Proceeds”.

Denomination	The denomination of the Notes is $1,000.

Settlement	The underwriters expect to deliver the Notes to purchasers in registered form through DTC on or about July 6, 2009 which will be the 9th Business Day (as defined herein) following the date of pricing of the Notes.

Risk Factors	Investing in the Notes involves risks.

You should carefully consider the risk factors in the “Risk Factors” section in this Prospectus Supplement and in Item 3.D. in Telefónica’s Form 20-F for the year ended December 31, 2008 (the “Form 20-F”) as filed with the SEC on April 30, 2009.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Telefónica, S.A.

The following tables present certain selected historical consolidated financial information of Telefónica, S.A. You should read these tables in conjunction with “Operating and Financial Review and Prospects” and the Guarantor’s consolidated financial statements included in the Form 20-F including the notes thereto (the “Consolidated Financial Statements”). The consolidated income statement and cash flow statement data for the years ended December 31, 2006, 2007 and 2008 and the consolidated balance sheet data at December 31, 2007 and 2008 set forth below are derived from, and are qualified in their entirety by reference to the Consolidated Financial Statements included in the Form 20-F. As a result of modifications to IAS 1, as of January 1, 2009, Telefónica, S.A., changed the title of the financial statement that it previously referred to as its “balance sheet” to its “statement of financial position” and the title of the financial statement that it previously referred to as its “cash flow statement” to its “statement of cash flows”. The unaudited consolidated income statement and statement of cash flows data for the three-month periods ended March 31, 2008 and 2009 and the unaudited consolidated statement of financial position data at March 31, 2009 set forth below are derived from, and are qualified in their entirety by reference to the Guarantor’s unaudited consolidated financial information included in the Form 6-K filed with the SEC on June 17, 2009 (the “First Quarter Results Form 6-K”), which, along with the Form 20-F, is incorporated herein by reference. The consolidated income statement and cash flow statement data for the years ended December 31, 2004 and 2005 and the consolidated balance sheet data at December 31, 2004, 2005 and 2006 set forth below are derived from the Guarantor’s consolidated financial statements for such years. You should not rely solely on the summarized information in this section of this Prospectus Supplement.

The basis of presentation and principles of consolidation of the information below are described in detail in Notes 2 and 3.q., respectively, to the Consolidated Financial Statements. The Guarantor’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), which do not differ from IFRS as adopted by the European Union.

						For the Three Months
	For the Year Ended December 31,					Ended March 31,
	2004(1)	2005(1)	2006(1)	2007	2008	2008	2009
						(Unaudited)
	(In millions of euros, except share data)

Consolidated Income Statement Data of the Guarantor in accordance with IFRS
Revenues	29,809	37,383	52,901	56,441	57,946	13,896	13,703
Other income	1,134	1,416	1,571	4,264	1,865	311	250
Supplies	(7,577)	(9,999)	(16,629)	(17,907)	(17,818)	(4,312)	(4,013)
Personnel expenses	(4,976)	(5,532)	(7,622)	(7,893)	(6,762)	(1,683)	(1,694)
Other expenses	(6,373)	(8,212)	(11,095)	(12,081)	(12,312)	(2,836)	(2,892)
Depreciation and amortization	(5,642)	(6,693)	(9,704)	(9,436)	(9,046)	(2,277)	(2,164)
Operating income	6,375	8,363	9,422	13,388	13,873	3,099	3,190
Share of profit (loss) of associates	(50)	(128)	76	140	(161)	(1)	5
Net financial expenses	(1,456)	(1,790)	(2,795)	(2,851)	(2,821)	(753)	(665)
Net exchange differences	(177)	162	61	7	24	(14)	(66)
Net financial income (expense)	(1,633)	(1,628)	(2,734)	(2,844)	(2,797)	(767)	(731)
Profit before taxes from continuing operations	4,692	6,607	6,764	10,684	10,915	2,331	2,464
Corporate income tax	(1,451)	(1,904)	(1,781)	(1,565)	(3,089)	(736)	(744)
Profit for the year from continuing operations	3,241	4,703	4,983	9,119	7,826	1,595	1,720
Profit from discontinued operations after taxes	245	124	1,596	—	—	—	—
Profit for the year	3,486	4,827	6,579	9,119	7,826	1,595	1,720
Minority interests	(310)	(381)	(346)	(213)	(234)	(57)	(30)

						For the Three Months
	For the Year Ended December 31,					Ended March 31,
	2004(1)	2005(1)	2006(1)	2007	2008	2008	2009
						(Unaudited)
	(In millions of euros, except share data)

Profit for the year attributable to equity holders of the parent	3,176	4,446	6,233	8,906	7,592	1,538	1,690
Weighted average number of shares (thousands)	4,987,751	4,870,852	4,778,999	4,758,707	4,645,852	4,696,808	4,567,551
Basic and diluted earnings per share from continuing operations attributable to equity holders (euros)(2)	0.60	0.90	0.97	1.87	1.63	0.33	0.37
Basic and diluted earnings per share attributable to equity holders of the parent (euros)(2)	0.64	0.91	1.30	1.87	1.63	0.33	0.37
Earnings per ADS (euros)(2)(3)	1.91	2.74	3.91	5.62	4.90	0.98	1.11
Weighted average number of ADS (thousands)	1,662,584	1,623,617	1,592,999	1,586,236	1,548,617	1,565,603	1,522,517
Cash dividends per ordinary share (euros)	0.40	0.50	0.55	0.65	0.90	—	—

						For the Three Months
	For the Year Ended December 31,					Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
	(In millions of euros)

Consolidated OIBDA data of the Guarantor(4)
OIBDA	12,017	15,056	19,126	22,824	22,919	5,376	5,354

	At December 31,					At March 31,
	2004	2005	2006	2007	2008	2009
						(Unaudited)
	(In millions of euros)

Consolidated Data of the Guarantor in accordance with IFRS
Cash and cash equivalents	914	2,213	3,792	5,065	4,277	6,280
Property, plant and equipment	23,193	27,993	33,887	32,460	30,545	30,407
Total assets	60,079	73,174	108,982	105,873	99,896	101,498
Non-current liabilities	27,743	35,126	62,645	58,044	55,202	56,074
Equity (net)	12,342	16,158	20,001	22,855	19,562	20,999

						For the Three Months
	For the Year Ended December 31,					Ended March 31,
	2004(1)	2005(1)	2006(1)	2007	2008	2008	2009

Financial Ratios of the Guarantor in accordance with IFRS
Operating income/revenues from operations (ROS)(%)	21.39%	22.37%	17.81%	23.72%	23.94%	22.30%	23.28%
IFRS ratio of earnings to fixed charges	2.8	3.8	2.7	4.0	4.1	3.6	4.1

						For the Three Months
	For the Year Ended December 31,					Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
						(Unaudited)
	(In millions of euros)

Consolidated Cash Flow Data of the Guarantor in accordance with IFRS
Net cash from operating activities	10,131	11,139	15,414	15,551	16,366	2,634	3,110
Net cash used in investing activities	(5,808)	(9,592)	(28,052)	(4,592)	(9,101)	(1,920)	(2,223)
Net cash (used in) from financing activities	(3,937)	(435)	14,572	(9,425)	(7,765)	(1,591)	944

	At December 31,
	2006	2007(5)	2008(5)(6)
	(In thousands)

Statistical Data of the Guarantor(7)
Fixed telephony accesses(8)	42,340.7	43,433.6	42,930.8
Internet and data accesses	12,170.9	13,156.6	14,654.3
Narrowband accesses	3,997.7	2,678.7	1,997.2
Broadband accesses(9)	7,974.8	10,320.2	12,472.1
Other accesses(10)	198.4	157.7	185.0
Mobile accesses(11)	145,125.1	167,781.1	195,598.9
Pay TV accesses	1,064.0	1,748.1	2,267.5

Final clients accesses	200,700.7	226,119.4	255,451.4

Unbundled local loop accesses	962.2	1,396.5	1,748.1
Shared UL accesses	527.7	776.4	602.3
Full UL accesses	434.5	620.1	1,145.8
Wholesale ADSL accesses(12)	1,288.6	571.7	534.7
Other accesses(13)	228.6	656.0	1,150.1

Wholesale accesses	2,479.4	2,624.2	3,433.0

Total accesses	203,180.2	228,743.6	258,884.4

	At December 31,			At March 31,
	2006	2007	2008	2009
	(In millions of euros)

Consolidated Net Financial Debt and Net Debt of the Guarantor(14)
Non-current interest-bearing debt	50,676	46,942	45,088	45,873
Current interest-bearing debt	8,381	6,986	8,100	8,190

Gross financial debt	59,057	53,928	53,188	54,063
Other payables	354	327	477	528
Non-current financial assets(15)	(1,794)	(2,284)	(4,439)	(3,990)
Current financial assets	(1,680)	(1,622)	(2,216)	(2,065)
Cash and cash equivalents	(3,792)	(5,065)	(4,277)	(6,280)

Net financial debt	52,145	45,284	42,733	42,256
Commitments related to financial guarantees	365	365	365	149
Net commitments related to workforce reduction	3,089	3,289	2,687	2,633

Net debt	55,599	48,938	45,785	45,038

(1)	Telefónica Publicidad e Información, S.A. (TPI) was sold in 2006 and its results of operations for 2006 and the gain we recorded on its sale are included under “Profit from discontinued operations after taxes” for 2006. Figures for 2005 and 2004 have been restated to present TPI’s results under the same caption.

(2)	The per share and per ADS computations for all periods presented have been presented using the weighted average number of shares and ADSs, respectively, outstanding for each period, and have been adjusted to reflect the stock dividends which occurred during the periods presented, as if these had occurred at the beginning of the earliest period presented.

(3)	Each ADS represents the right to receive three ordinary shares. Figures do not include any charges of the depositary.

(4)	Operating income before depreciation and amortization, or OIBDA, is calculated by excluding depreciation and amortization expenses from the Guarantor’s operating income in order to eliminate the impact of generally long-term capital investments that cannot be significantly influenced by our management in the short term. The Guarantor’s management believes that OIBDA is meaningful for investors because it provides an analysis of the Guarantor’s operating results and its segment profitability using the same measure used by its management. OIBDA also allows the Guarantor to compare its results with those of other companies in the telecommunications sector without considering their asset structure. The Guarantor uses OIBDA to track its business evolution and establish operational and strategic targets. OIBDA is also a measure commonly reported and widely used by analysts, investors and other interested parties in the telecommunications industry. OIBDA is not an explicit measure of financial performance under IFRS and may not be comparable to other similarly titled measures for other companies. OIBDA should not be considered an alternative to operating income as an indicator of the Guarantor’s operating performance, or an alternative to cash flows from operating activities as a measure of its liquidity.

The following table provides a reconciliation of OIBDA to operating income for the Guarantor for the periods indicated.

						For the Three Months Ended
	For the Year Ended December 31,					March 31,
	2004	2005	2006	2007	2008	2008	2009
	(In millions of euros)

Operating income before depreciation and amortization	12,017	15,056	19,126	22,824	22,919	5,376	5,354
Depreciation and amortization	(5,642)	(6,693)	(9,704)	(9,436)	(9,046)	(2,277)	(2,164)

Operating income	6,375	8,363	9,422	13,388	13,873	3,099	3,190

(5)	At January 1, 2007, Iberbanda accesses are included. At January 1, 2007, Group accesses have been reclassified, to include “fixed wireless” accesses under the caption of fixed telephony. These accesses were previously classified, depending on the country, under mobile or fixed accesses.

(6)	At January 1, 2008, fixed wireless public use telephony accesses are included under the caption “fixed telephony accesses”.

(7)	“Access” refers to a connection to any of the telecommunications services offered by the Telefónica Group. We present the Telefónica Group’s customer base using this model because the integration of telecommunications services in bundled service packages has changed the way residential and corporate customers contract or purchase our services. Because a single customer may contract for multiple services, we believe it is more accurate to count the number of accesses, or services a customer has contracted for, as opposed to only counting the number of our customers. For example, a customer that has fixed line telephony service and broadband service represents two accesses rather than a single customer. In addition, we fully count the accesses of all companies over which we exercise control or joint control. The following are the main categories of accesses:

Fixed telephony accesses: includes public switched telephone network, or PSTN, lines (including public use telephony), and integrated services digital network, or ISDN, lines and circuits. For purposes of calculating our number of fixed line accesses, we multiply our lines in service as follows: PSTN (x1); basic ISDN (x1); primary ISDN (x30, x20 or x10); 2/6 digital accesses (x30).

Internet and data accesses: includes broadband accesses (retail asymmetrical digital subscriber line, or ADSL, satellite, fiber optic and circuits over 2 Mbps), narrowband accesses (Internet service through the PSTN lines) and other accesses, including the remaining non-broadband final client circuits.

Pay TV: includes cable TV, direct to home satellite TV, or DTH, and Internet Protocol TV, or IPTV.

Mobile accesses: includes contract and pre-pay mobile telephony.

Unbundled local loop, or ULL: includes accesses to both ends of the copper local loop leased to other operators to provide voice and DSL services (fully unbundled loop, fully UL) or only DSL service (shared unbundled loop, or shared UL).

Wholesale ADSL: means wholesale asymmetrical digital subscriber line.

Other: includes other circuits for other operators.

(8)	PSTN (including public use telephony) x1; ISDN basic access x1; ISDN primary access; 2/6 access x30. Includes the Group’s accesses for internal use.

(9)	Includes ADSL, satellite, fiber optic, cable modem and broadband circuits.

(10)	Includes remaining non-broadband final client circuits.

(11)	Includes accesses of Telemig from April 2008.

(12)	Includes unbundled lines by Telefónica O2 Germany.

(13)	Includes circuits for other operators.

(14)	This information provides a reconciliation of net financial debt and net debt to gross financial debt for the Guarantor as at the dates indicated. The Guarantor calculates net financial debt by deducting the positive mark-to-market value of derivatives with a maturity beyond one year from the relevant balance sheet date or statement of financial position date, as the case may be, and other interest-bearing assets (each of which are components of non-current financial assets in the Guarantor’s consolidated balance sheet or statement of financial position, as the case may be), current financial assets and cash and cash equivalents from the sum of (i) current and non-current interest-bearing debt (which includes the negative mark-to-market value of derivatives with a maturity beyond one year) and (ii) other payables (a component of non-current trade and other payables in the Guarantor’s consolidated balance sheet or statement of financial position, as the case may be). The Guarantor calculates net debt by adding to net financial debt those commitments related to financial guarantees, not considered as net financial debt, and those related to workforce reduction. The Guarantor believes that net financial debt and net debt are meaningful for investors because they provide an analysis of its solvency using the same measures used by its management. The Guarantor uses net financial debt and net debt to calculate internally certain solvency and leverage ratios used by management. Neither net debt nor net financial debt as calculated by the Guarantor should be considered an alternative to gross financial debt (the sum of current and non-current interest-bearing debt) as a measure of the Guarantor’s liquidity.

(15)	Positive mark-to-market value of derivatives with a maturity beyond one year from the relevant balance sheet date or statement of financial position date, as the case may be, and other interest-bearing assets.

RISK FACTORS

In addition to the other information contained in or incorporated into this Prospectus Supplement and the accompanying Prospectus, prospective investors should carefully consider the risks described below as well as those described in Item 3.D. in the Form 20-F before making any investment decisions. The risks described below are not the only ones that we face. Additional risks not currently known to us or that we currently deem immaterial may also impair our business and results of operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks, and investors could lose all or part of their investment.

Risks Relating to the Notes

We and the Guarantor are required to provide certain information relating to Beneficial Owners to the Spanish tax authorities. We will withhold Spanish withholding tax from any interest payment in respect of any principal amount of the Notes as to which the required Beneficial Owner information has not been provided or the required information collection procedures have not been followed.

Under Spanish Law 13/1985, as amended, and Royal Decree 1065/2007, we and the Guarantor are required to provide certain information relating to Beneficial Owners to the Spanish tax authorities. This information includes the identity and country of tax residence of each Beneficial Owner that receives an interest payment on the Notes and the amount of interest received by such Beneficial Owner, and must be obtained with respect to each Interest Payment Date by 8:00 p.m. (New York time) on the fourth New York Business Day prior to such Interest Payment Date or, under certain circumstances, by 9:45 a.m. (New York time) on such Interest Payment Date and filed by us and the Guarantor with the Spanish tax authorities on an annual basis. In the event of an early redemption of the Notes for the reasons described under “Description of the Notes and the Guarantee — Redemption and Purchase — Early Redemption for Taxation Reasons”, or if DTC or Euroclear or any of their direct or indirect participants fail to provide us and the Guarantor (through Acupay) with the required information described under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments” in respect of the Beneficial Owner of any principal amount of Notes, we or the Guarantor, as the case may be, may be required to withhold tax and will pay interest in respect of such principal amount net of the withholding tax applicable to such payments (currently 18%). If this were to occur, affected Beneficial Owners (acting through the DTC participant through which they hold their Notes) would have to either follow the Quick Refund Procedures set forth in Article II of Annex A to this Prospectus Supplement (other than Beneficial Owners holding their interests through Euroclear or participants in Euroclear, who would have to follow the Quick Refund Procedures set forth in Article II of Annex B to this Prospectus Supplement) or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as set forth in Article II of Annex C of this Prospectus Supplement. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”. We and the Guarantor will not pay any Additional Amounts with respect to any such withholding.

Law 4/2008 of December 23, by its terms, reduced the categories of Beneficial Owners to whom the information collection obligations of Law 13/1985 of May 25 apply. According to Law 4/2008 of December 23, the information reporting requirements are to be limited to those natural or legal persons considered residents for tax purposes in Spain as well as those natural or legal persons not considered residents for tax purposes in Spain but who act through a permanent establishment in Spain. The revised information reporting requirements set forth in Law 4/2008 of December 23 will enter into force upon the approval by the Spanish government of regulations setting forth the procedures for complying with this law.

The Spanish General Tax Directorate has issued two binding rulings dated January 20, 2009 (num. V0077-09 and V0078-09), stating that until the relevant regulations setting forth the procedures for complying with Law 4/2008 are approved, Spanish issuers and guarantors must continue to adhere to the information reporting procedures established under pre-existing laws and regulations to provide the relevant information relating to Beneficial Owners to the Spanish tax authorities.

We, the Guarantor and Acupay will amend the Tax Certification Agency Agreement pursuant to its terms through the Letter of Appointment, which will incorporate certain procedures arranged by Acupay, DTC and Euroclear to facilitate the collection of information concerning the identity and tax residence of Beneficial Owners. If the procedures prove ineffective or if the relevant participants in DTC or Euroclear fail to provide the required information as of each Interest Payment Date, we will withhold at the then-applicable rate (currently 18%) from any interest payment in respect of the outstanding principal amount of the Notes as to which the agreed procedures prove ineffective or have not been followed and neither we nor the Guarantor will pay any Additional Amounts with respect to any such withholding.

The Indenture provides that the Trustee and Paying Agent will, to the extent applicable, comply with the procedures set forth in Annexes A and B to this Prospectus Supplement to facilitate the collection of information concerning the identity and country of tax residence of Beneficial Owners. In the event that these procedures prove ineffective, we will be required to withhold at the then-applicable rate (currently 18%) from any interest payment in respect of the outstanding principal amount of the Notes as to which the agreed procedures prove ineffective and neither we nor the Guarantor will pay any Additional Amounts with respect to any such withholding.

The delivery of the required Beneficial Owner identity and country of tax residence information, while the Notes are in global form, must be made through the relevant direct or indirect participants in DTC, including Euroclear, in accordance with the procedures summarized under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”. No arrangements or procedures have been made by us or the Guarantor with respect to any depository or clearing system other than those procedures arranged by Acupay, DTC and Euroclear mentioned above. Each such DTC participant must provide the required information for each of the Beneficial Owners holding interests through such participant as of each Interest Payment Date, and neither we nor the Guarantor shall be responsible for any participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant (including Euroclear) holding through such direct DTC participant to provide the necessary information in a timely manner. In the event of any failure by a DTC participant to comply with these procedures, Acupay will seek to notify such DTC participant of any deficiencies in the information provided by such DTC participant, and in the event any DTC participant fails or is unable to correct such deficiencies in a timely manner, we will withhold at the then-applicable rate from any interest payment in respect of the entire outstanding principal amount of the Notes held through such DTC participant. Neither we nor the Guarantor will pay any Additional Amounts with respect to any such withholding.

Investors should be aware that the tax certification procedures set forth in Annex A and Annex B to this Prospectus Supplement provide that payments of interest to any DTC participants that do not for any reason provide the required Beneficial Owner information in respect of Beneficial Owners who are entitled to an exemption from Spanish withholding tax and who own their beneficial interests in the Notes through such DTC participants will be paid net of Spanish withholding tax in respect of such Beneficial Owners’ entire beneficial interest in the Notes held through such DTC participant and neither we nor the Guarantor will pay any Additional Amounts with respect to any such withholding. If this were to occur, affected Beneficial Owners would have to either follow (acting through the DTC participant through which they hold their beneficial interest in the Notes) the Quick Refund Procedures set forth in Article II of Annex A to this Prospectus Supplement (other than Beneficial Owners holding their interests through Euroclear or participants in Euroclear, who would have to follow the Quick Refund Procedures set forth in Article II of Annex B to this Prospectus Supplement) or apply directly to the Spanish tax authorities for any refund to which they may be entitled pursuant to the procedures set forth in Article II of Annex C to this Prospectus Supplement. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

Holders of Notes must seek their own advice to ensure that they comply with all procedures to ensure correct tax treatment of their Notes. The tax certification procedures mentioned above may be modified, amended or supplemented to, among other reasons, reflect a change in applicable Spanish law, regulation, ruling or interpretation thereof or to reflect a change in applicable clearing system rules or procedures or to add procedures for one or more additional clearing systems. In particular, the tax certification procedures described above shall have to be modified, amended or supplemented, as the case may be, once the Spanish government approves new regulations setting forth procedures for complying with Law 4/2008. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”. None of the Issuer, the Guarantor, the Paying Agent, Acupay, DTC or Euroclear assume any responsibility therefore.

If the Notes of a series are not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date for the Notes of such series, the Issuer or the Guarantor, as the case may be, may, at its option, redeem such series of Notes without penalty or premium.

If any series of Notes is not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date on such series of Notes, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding the initial Interest Payment Date) to the holders of such series of Notes in accordance with the terms described herein, redeem all of the outstanding Notes of such series at their principal amount without any penalty or premium in respect thereof, together with accrued interest, if any, thereon to but not including the redemption date. We have committed to make our best efforts to make an application to list the Notes on the NYSE; however, no such listing can be assured. See “Description of the Notes and Guarantee — Redemption and Purchase — Early Redemption for Taxation Reasons”.

There exist certain risks relating to the coordination of certain provisions of U.S. and Spanish Law.

In Spain, issuers of debt securities such as the Notes are generally required to have a standing committee of securities holders (sindicato de obligacionistas) that is represented by a commissioner (comisario). The Indenture, however, is required to be qualified under the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act”), and the Trust Indenture Act contains mandatory provisions related to the appointment of a trustee that are difficult to reconcile with such standing committee and commissioner requirements. Neither Spanish law nor Spanish case law specifically addresses a transaction, such as this offering of Notes, where a Spanish sociedad anónima, such as us, carries out an issuance of debt instruments in the United States registered under the Securities Act and pursuant to an indenture qualified under the Trust Indenture Act. However, based on the opinion of scholars that have addressed such issue, Spanish counsel has opined that no such committee and commissioner is required under the circumstances of this offering. Accordingly, no such committee and commissioner exists with respect to the Notes. We cannot assure you that a Spanish court would not find that the validity or other characteristics of the Notes are affected by the absence of such committee or commissioner. The lack of such committee and commissioner does not, however, affect the validity of the Guarantee granted by the Guarantor in respect of the Notes.

If a public market for the Notes does not develop, your ability to resell the Notes and the market price of the Notes may be adversely affected.

Each series of Notes is a new issue of securities for which an extensive public market may not develop. If the Notes of a series are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, general economic conditions, our performance and other factors. Although applications will be made for the Notes of each series to be admitted to listing on the NYSE, there is no assurance that such applications will be accepted or, that the Notes will be so admitted. We have been advised by the underwriters that they intend to make a market in the Notes after the completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Your right to receive payments of interest and principal on the Notes and the Guarantee is effectively junior to certain other obligations of the Issuer and the Guarantor.

The Notes of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations of the Issuer under the Notes of such series will rank at least pari passu with all other unsecured and unsubordinated indebtedness, present and future, of the Issuer, except as the obligations of the Issuer may be limited by Spanish bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally in the Kingdom of Spain. Pursuant to the Guarantee, the Guarantor will unconditionally and irrevocably guarantee the due payment of all sums expressed to be payable by us under the Notes of each series on an unsubordinated and unconditional basis. The obligations of the Guarantor under the Guarantee in respect of the Notes of a series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor under the Guarantee and will rank pari passu without any preference among such obligations of the Guarantor under the Guarantee in respect of the Notes of such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor under the Guarantee in respect of the Notes will be effectively subordinated to those obligations that are preferred under the Insolvency Law. However, the Notes and the Guarantee will be effectively subordinated to all of, respectively, our and the Guarantor’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and other obligations that rank senior under Spanish law. At March 31, 2009, the Guarantor had no secured indebtedness outstanding and approximately €54 billion of unsecured indebtedness outstanding. The Guarantee is also structurally subordinated to all indebtedness of subsidiaries of Telefónica insofar as any right of Telefónica to receive any assets of any of its subsidiaries or equity affiliates upon Telefónica’s liquidation, dissolution, winding up, receivership, reorganization or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of the Guarantee to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary’s or equity affiliate’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).

You may be unable to enforce judgments obtained in U.S. courts against us or the Guarantor.

All of our directors and substantially all the directors and executive officers of the Guarantor are not residents of the United States, and substantially all the assets of these companies are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. We have been advised by our Spanish counsel, Uría Menéndez, that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against us or the Guarantor predicated solely upon the securities laws of the United States. See “Enforceability of Certain Civil Liabilities” in the accompanying Prospectus.

USE OF PROCEEDS

We expect that the net proceeds from this offering, after deducting the underwriters’ discounts but before expenses, will be approximately $2,241,625,000. We intend to deposit the net proceeds on a permanent basis with the Guarantor. The Guarantor will use such net proceeds for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization of the Guarantor on an unaudited consolidated basis in accordance with IFRS at March 31, 2009 and as adjusted to reflect the issuance of $2,250,000,000 aggregate principal amount of Notes (converted to euros utilizing the European Central Bank buying rate for euro at March 31, 2009) and the application of the net proceeds thereof as described in “Use of Proceeds”.

	At March 31, 2009
	Actual	As Adjusted(1)
	(Euros in millions) Unaudited

Equity	20,999	20,999
Equity attributable to equity holders of the parent	18,622	18,622
Minority interest	2,377	2,377
Outstanding indebtedness	54,063	56,305
Long-term debt	45,873	48,115
Short-term debt including current maturities	8,190	8,190

Total Capitalization and Indebtedness	75,062	77,304

(1)	Reflects the issuance of $2,250,000,000 aggregate principal amount of Notes and the application of the net proceeds thereof.

The following are the principal transactions affecting the capitalization of the Guarantor after March 31, 2009:

•	On April 1, 2009, Telefónica Emisiones, S.A.U. issued seven-year fixed rate notes, guaranteed by Telefónica, S.A., in an aggregate principal amount of €1,000 million, with an annual interest rate of 5.496%. On June 3, 2009, the size of this initial tranche was increased by €500 million;

•	On April 14, 2009, Telefónica, S.A. redeemed debentures with an aggregate principal amount of €500 million. The debentures were initially registered with the Spanish National Securities Market Commission (Comisión Nacional de Mercado de Valores) on March 16, 1999;

•	On June 2, 2009, Telefónica Emisiones, S.A.U. issued six-year floating rate notes, guaranteed by Telefónica, S.A., in an aggregate principal amount of €400 million, with an annual interest rate of three-month Euribor plus 1.875%; and

•	On June 19, 2009, Telefónica Emisiones, S.A.U., redeemed an aggregate principal amount of $1,000 million floating rate notes, guaranteed by Telefónica, S.A., issued on June 20, 2006.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following is a summary of the terms of the Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes. Each series of Notes will be issued under an indenture (the “Base Indenture”), dated May 8, 2009 among the Issuer, Telefónica and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), as supplemented, with respect to the Long Five-Year Fixed Rate Notes, by the First Supplemental Indenture and with respect to the Ten-Year Fixed Rate Notes, by the Second Supplemental Indenture, each to be dated as of or around July 6, 2009, among the Issuer, Telefónica and The Bank of New York Mellon, as Trustee and Paying Agent (the Base Indenture, as supplemented, the “Indenture”). Each series of Notes will be issued pursuant to the resolution adopted by the sole shareholder of the Issuer on May 4, 2009 and reflected in a public deed of issuance executed and registered with the Mercantile Registry of Madrid (the “Public Deed of Issuance”) on or prior to the date of settlement of the offering, which is currently expected to be on or around July 6, 2009. The Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes shall be designated Series H and Series I of the Issuer, respectively, in the Public Deed of Issuance.

The following summary of material provisions of each series of Notes, the Guarantee and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes, the Guarantee and the Indenture, including the definitions of the terms provided therein. Upon request, you may obtain a copy of the Public Deed of Issuance and the Indenture from the Trustee.

General

The Long Five-Year Fixed Rate Notes will be issued in $1,250,000,000 aggregate principal amount and will mature at 100% of their principal amount on January 15, 2015 (the “Long Five-Year Fixed Rate Note Maturity Date”). The Ten-Year Fixed Rate Notes will be issued in $1,000,000,000 aggregate principal amount and will mature at 100% of their principal amount on July 15, 2019 (the “Ten-Year Fixed Rate Note Maturity Date” and, together with the Long Five-Year Fixed Rate Note Maturity Date, each a “Maturity Date”). The Notes may be offered and sold in multiple series with different maturities, interest rates and other terms. The Notes of each series will be issued only in registered form in denominations of $1,000. No series of Notes will be entitled to the benefit of any sinking fund or similar custodial arrangement.

The Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes constitute separate series of securities issued under the Indenture. The Indenture provides that, in addition to the Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to aggregate principal amount. Unless otherwise provided pursuant to the Indenture for a series of Notes, the Issuer may from time to time, without the consent of the holders of Notes of such series, create and issue further Notes having the same terms and conditions as the previously issued Notes of such series in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Notes of such series; provided, however, that any such further issuance will only be made if either such additional Notes are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or such further issuance is a “qualified reopening” as such term is defined under Treasury Regulations Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986 (the “Code”).

Telefónica, as Guarantor, will unconditionally and irrevocably guarantee the due payment of all sums expressed to be payable by the Issuer under the Notes of each series on an unsubordinated and unconditional basis.

Payment of Interest

The Notes of each series will bear interest from the issue date or from the most recent date through which the Issuer has paid or provided for interest on the Notes of such series.

The Long Five-Year Fixed Rate Notes will bear interest from the issue date at an annual rate of 4.949%. The Ten-Year Fixed Rate Notes will bear interest from the issue date at an annual rate of 5.877%. Subject to and in accordance with the tax certification procedures set forth in Annex A and Annex B to this Prospectus Supplement, the Issuer or the Guarantor, as the case may be, will (i) pay interest on the Long Five-Year Fixed Rate Notes semi-annually on each January 15 and July 15 of each year, beginning on January 15, 2010, until the Long Five-Year Fixed Rate Note Maturity Date, and on the Long Five-Year Fixed Rate Note Maturity Date and (ii) pay interest on the Ten-Year Fixed Rate Notes semi-annually on each January 15 and July 15 of each year, beginning on January 15, 2010, until the Ten-Year Fixed Rate Note Maturity Date, and on the Ten-Year Fixed Rate Note Maturity Date. Each of the dates on which interest on the Notes will be paid is referred to as an “Interest Payment Date”. Interest on each series of Notes will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date for the Notes, on each Interest Payment Date for such Notes, the Issuer or the Guarantor, as the case may be, will pay interest on the Notes for the period commencing on and including the immediately preceding Interest Payment Date for the Notes and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date for a series of Notes, the Issuer or the Guarantor, as the case may be, will pay interest for the period beginning on and including the issue date and, with respect to the Long Five-Year Fixed Rate Notes, ending on and including January 15, 2010 and, with respect to the Ten-Year Fixed Rate Notes, ending on and including January 15, 2010.

If any Interest Payment Date for the Notes falls on a day that is not a Business Day for the Notes, the interest payment shall be postponed to the next day that is a Business Day for the Notes, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. For the purposes of this Prospectus Supplement, a “Business Day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, London, England or the city of Madrid, Spain are authorized or required by law or executive order to close.

If the Maturity Date of any Note is not a Business Day, payment of principal and interest on the applicable series of Notes will be made on the next succeeding day that is a Business Day and no interest will accrue for the period from and after such Maturity Date. Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 10th New York Business Day prior to the applicable Interest Payment Date (each such date, a “Regular Record Date”). Notwithstanding the Regular Record Dates established in the terms of the Notes, the Issuer has been advised by DTC that through their accounting and payment procedures they will, in accordance with their customary procedures, credit interest payments received by DTC on any Interest Payment Date based on DTC participant holdings of the Notes of the applicable series on the close of business on the New York Business Day immediately preceding each such Interest Payment Date. A “New York Business Day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Payments of Additional Amounts

All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Notes of a series and the Guarantee by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. Subject to the following paragraph, in the event that such withholding or deduction is required by law, the Issuer or the Guarantor shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of such series of Notes of such amounts as would have been received by them had no such withholding or deduction been required.

However, the Issuer and the Guarantor will not be required to pay any Additional Amounts in respect of any Note of a series:

(i) to a holder of such Note who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of it (or the Beneficial Owner for whose benefit it holds such Note) having some connection with the Kingdom of Spain other than the mere holding of such Note (or such beneficial interest);

(ii) to a holder of such Note in respect of whom the Issuer or the Guarantor does not receive such information (which may include a tax residence certificate) concerning such holder’s identity and tax residence (or the identity and tax residence of the Beneficial Owner for whose benefit it holds such Note) as it may require in order to comply with Law 13/1985 of May 25, as amended, Royal Decree 1065/2007 of July 27 and any implementing legislation or regulation;

(iii) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(iv) where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directives;

(v) presented for payment (where presentation is required) by or on behalf of a holder (or Beneficial Owner) who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

(vi) to or for the benefit of individuals resident for tax purposes in the Kingdom of Spain; or

(vii) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if (a) the Spanish-resident legal entity fails to identify itself as such to the Issuer and the Guarantor in accordance with article 59.q) or 59.s) of the Corporate Income Tax Regulations approved by Royal Decree 1777/2004 of July 30 or (b) the Spanish tax authorities determine that the Notes of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise and require a withholding to be made.

Additional Amounts in respect of the Notes of a series will also not be paid with respect to any payment to a holder of any Notes of such series who is a fiduciary, a partnership, a limited liability company or other than the sole Beneficial Owner of that payment, to the extent that payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof or any authority or agency therein or thereof having power to tax) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a Beneficial Owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of (iii) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders in accordance with the Indenture.

For a description of the formalities which holders (or the Beneficial Owner for whose benefit it holds such Note) of each series of Notes must follow in order to claim an exemption from withholding tax and certain disclosure requirements imposed on the Issuer and the Guarantor relating to the identity and tax residence of Beneficial Owners, see “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments” and “Risk Factors — Risks Relating to the Notes”.

Form, Transfer and Registration

The Notes of each series will be initially represented by one or more Global Certificates which will be deposited with a custodian for DTC, and Notes represented thereby will be registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Except as provided below with respect to exchanges of beneficial interests in Notes represented by a Global Certificate for Certificated Notes (as defined below), Notes of a series represented by a Global Certificate may not be transferred except as a whole by DTC as the depositary for such Global Certificate to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a Note represented by a Global Certificate will be limited to persons, called participants, that have accounts with DTC or persons that may hold interests through participants in DTC.

Upon the issuance of the Notes of a series represented by a Global Certificate, DTC will credit, on its book-entry registration and transfer system, the applicable participants’ accounts with the respective principal or face amounts of such Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of such Notes will designate the accounts to be credited. Ownership of beneficial interests in a Note represented by a Global Certificate will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the Notes of a series are represented by a Global Certificate, DTC or its nominee, as the case may be, will be considered the sole holder of the Notes represented by such Global Certificate for all purposes under the Indenture. Except as described below, owners of beneficial interests in a Note represented by a Global Certificate will not be entitled to have the Notes represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes (as defined below) and will not be considered the holders of such Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Note represented by a Global Certificate must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a Beneficial Owner under the Indenture.

To facilitate subsequent transfers, all Notes of a series represented by a Global Certificate will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the Notes of each series with a custodian for DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of such Notes. DTC’s records reflect only the identity of the direct participants to whose accounts beneficial interests in such Notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The Issuer or the Guarantor, as the case may be, will make payments due on the Notes of each series represented by a Global Certificate to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon timely receipt of any payment of principal, interest or other distribution in respect of the Notes represented by a Global Certificate is to credit participants’ accounts in amounts proportionate to their respective beneficial interests in such Notes represented by a Global Certificate as shown on the records of DTC. Payments by participants to owners of beneficial interests in any Notes of a series represented by a Global Certificate held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of the Issuer or the Guarantor, as the case may be. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to Beneficial Owners of Notes of the applicable series is the responsibility of direct and indirect participants. None of the Issuer, the Guarantor, the Trustee or any other agent of the Issuer or the Guarantor or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in any Notes represented by a Global Certificate or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Transfers between participants in DTC will be reflected in accordance with DTC’s procedures.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants may not deliver instructions directly to the depositaries for Euroclear.

Because of the time zone differences, the securities account of a Euroclear participant purchasing an interest in any Notes represented by a Global Certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date, and such credit of any transaction’s interests in any Notes represented by a Global Certificate settled during such processing day will be reported to the relevant Euroclear participant on such day. Cash received in Euroclear as a result of sales of interests in any Notes represented by a Global Certificate by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear cash account only as of the applicable business day following settlement in DTC.

The Issuer and the Guarantor expect that DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose account the DTC interests in any Notes represented by the applicable Global Certificate are credited and only in respect of such portion of the aggregate principal amount of the Notes of the applicable series as to which such participant or participants has or have given such direction.

Beneficial interests in Notes of any series represented by a Global Certificate will be exchangeable for Notes of such series represented by individual security certificates (“Definitive Certificates”) and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the Trustee (“Certificated Notes”) only if: (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor depositary is not appointed by the Issuer within 120 days after the date of such notice from DTC, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Certificated Notes of such series or (iii) there shall have occurred and be continuing an Event of Default (as defined below) with respect to the Notes of such series and the Notes of such series will be accelerated in accordance with their terms and the terms of the Indenture.

In any such instance, an owner of a beneficial interest in the Notes of a series represented by a Global Certificate would be entitled to delivery of Certificated Notes of such series equal in principal amount to that beneficial interest and to have those Certificated Notes registered in its name. Certificated Notes of such series so issued would be issued as registered notes in authorized denominations. Certificated Notes of a series, if issued, could be transferred by presentation of Definitive Certificates representing such Certificated Notes for registration to the Trustee at its New York offices and such Definitive Certificates would need to be duly endorsed by the applicable holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee duly executed by the holder or his attorney duly authorized in writing.

Although the Issuer and the Guarantor expect that DTC will continue to perform the foregoing procedures in order to facilitate transfers of interests in each Note of a series represented by a Global Certificate among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Guarantor, the underwriters or the Trustee will have any responsibility for the performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Issuer and the Guarantor believe to be reliable, but none of the Issuer, the Guarantor or the underwriters takes any responsibility for its accuracy or completeness. The Issuer and the Guarantor assume no responsibility for the performance by DTC or its direct or indirect participants of their respective obligations, including obligations that DTC or its direct or indirect participants have under the rules and procedures that govern DTC’s operations.

Status of the Notes

The Notes of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations of the Issuer under the Notes of such series will rank at least pari passu with all other unsecured and unsubordinated indebtedness, present and future, of the Issuer, except as the obligations of the Issuer may be limited by Spanish bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally in the Kingdom of Spain.

The Guarantee

Telefónica, as Guarantor, will unconditionally and irrevocably guarantee the due payment of all sums expressed to be payable by the Issuer under the Notes of each series on an unsubordinated and unconditional basis, pursuant to a guarantee to be dated as of or around July 6, 2009 (the “Guarantee”). Amounts to be paid by the Guarantor under the Guarantee shall be paid without deduction or withholding for any present or future taxes or duties imposed by the Kingdom of Spain or any political subdivision thereof, unless the withholding or deduction of such taxes or duties is required by law or regulation or by the official interpretation thereof. In that event, the Guarantor will pay such Additional Amounts as may be necessary in order that each net payment on the Notes of the applicable series after such deduction or withholding will not be less than the amount provided for in each security certificate representing such Notes to be then due and payable, subject to the exceptions described under “— Payments of Additional Amounts” above. The obligations of the Guarantor under the Guarantee are unaffected by any invalidity, irregularity or unenforceability of the Notes of the applicable series or the Indenture, any failure to enforce the provisions of such Notes or the Indenture, or any waivers, modification or indulgence granted to the Issuer in respect thereof by the holders of such series of Notes or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

Under the Guarantee, the Guarantor will waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, the benefits of orden, división and excusión under Spanish law, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes of the applicable series, or the indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged except by payment in full of the principal of, interest on and Additional Amounts, if any, on such Notes of the applicable series and the

Guarantor shall have fully performed all its obligations in accordance with the provisions of the Notes of such series, the Guarantee and the Indenture.

The Guarantor shall be subrogated to all rights of the holders of the applicable series of Notes and the Trustee against the Issuer in respect of any amounts paid to such holders by the Guarantor.

The obligations of the Guarantor under the Guarantee in respect of the Notes of a series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor under the Guarantee and will rank pari passu without any preference among such obligations of the Guarantor under the Guarantee in respect of the Notes of such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor under the Guarantee in respect of the Notes of each series will be effectively subordinated to those obligations that are preferred under the Insolvency Law.

Consolidation, Merger, Etc.; Assumption

Neither the Issuer nor the Guarantor shall consolidate with or merge (which term shall include for the avoidance of doubt a scheme of arrangement) into any other person or convey, transfer or lease all or substantially all of its assets to any person, and neither the Issuer nor the Guarantor shall permit any person to consolidate with or merge into the Issuer or the Guarantor, convey, transfer or lease all or substantially all of its assets to the Issuer or the Guarantor, unless:

(i) in the case the Issuer or the Guarantor shall consolidate with or merge into another person or convey, transfer or lease all or substantially all of its assets to any person, the person formed by such consolidation or into which the Issuer or the Guarantor is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Issuer or the Guarantor shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of the Kingdom of Spain or a member of the European Union or an OECD country and shall expressly assume, by a supplemental indenture that complies with the Trust Indenture Act executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to paragraph (ii) below) (a) in the case of the Issuer, on all the Notes of each series and (b) in the case of the Guarantor, under the Guarantee, and the performance or observance of every covenant of the Indenture relating thereto on the part of the Issuer to be performed or observed and, in the case of the Guarantor, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to paragraph (ii) below) on all the Notes of each series and the performance or observance of every covenant of the Indenture and the Guarantee relating thereto on the part of the Guarantor to be performed or observed;

(ii) if the person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased its properties or assets is a person organized and validly existing under the laws of a jurisdiction other than the Kingdom of Spain such person agrees to indemnify the holder of each Note of each series against (a) any tax, assessment or governmental charge imposed on any such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(iii) immediately prior to the consummation of such transaction, no Event of Default with respect to a series of Notes, shall have occurred;

(iv) the consummation of such transaction must not cause an Event of Default under the Notes of any series or the Guarantee which the Issuer or the Guarantor, as the case may be, does not reasonably believe can be cured within 90 days from the date of such transaction; and

(v) the Issuer or the Guarantor has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

No vote by the holders for any such consolidation, merger, conveyance, transfer or lease is required, unless as part of the transaction the Issuer or the Guarantor, as applicable, make changes to the Indenture requiring holder approval, as described later under “Modification and Waiver”. The Issuer and the Guarantor may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. The Issuer and the Guarantor may take these actions even if they result in:

•	a lower credit rating being assigned to the Notes; or

•	Additional Amounts becoming payable in respect of withholding tax and, as a result, the Notes being subject to redemption at the option of the Issuer or the Guarantor, as the case may be, as described later under “— Redemption and Purchase — Early Redemption for Taxation Reasons”.

The Issuer and the Guarantor have no obligation under the Indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to holders of the Notes of any series, in connection with a merger, consolidation, sale conveyance or lease of assets that is permitted under the Indenture.

Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other person or any conveyance, transfer or lease all or substantially all of the assets of the Issuer or the Guarantor in accordance with the provisions described above, the successor person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under the Indenture with the same effect as if such successor person had been named as the Issuer or the Guarantor therein, as the case may be, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Indenture and the Notes of each series or Guarantee, as the case may be.

In the case of any such consolidation, merger, conveyance, transfer or lease, if the acquiring or resulting entity’s jurisdiction of incorporation or residence for tax purposes (the “Taxing Jurisdiction”) is not the Kingdom of Spain, Additional Amounts will be payable under the Notes or the Guarantee, as applicable, for taxes imposed by the acquiring or resulting entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax described above under the section entitled “— Payments of Additional Amounts”) on payments of interest or principal made on or after the date of the consolidation, merger, conveyance, transfer or lease rather than taxes imposed on those payments by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax.

Additional Amounts will be payable on interest or principal due prior to the date of the consolidation, merger, conveyance, transfer or lease only for taxes imposed by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, subject to the exceptions discussed under “— Payments of Additional Amounts” above. The acquiring or resulting entity will also be entitled to redeem the Notes in the circumstances described below under the section entitled “— Redemption and Purchase — Early Redemption for Taxation Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such entity’s Taxing Jurisdiction (which change, amendment or change in the application or official interpretation becomes effective on or after the date of the merger, consolidation, sale, conveyance or lease).

The Guarantor or any subsidiary of the Guarantor may assume the obligations of the Issuer under the Notes without the consent of the holders. Any Notes so assumed, unless assumed directly by the Guarantor, will have the benefit of the Guarantee in respect of such Notes. In the event of an assumption by an entity within a Taxing Jurisdiction other than Spain, Additional Amounts under the Notes will be payable for taxes imposed by the assuming entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax described above under the section entitled “— Payments of Additional Amounts”) on payments of interest or principal made on or subsequent to the date of such assumption rather than taxes imposed on these payments by Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax. In the event of such assumption, the Guarantor or the applicable subsidiary of the Guarantor will be entitled to redeem the Notes in the circumstances described in the preceding paragraph.

Additional Amounts for payments of interest or principal made on or prior to the date of the assumption will be payable only for taxes imposed by Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, subject to the exceptions discussed under “— Payments of Additional Amounts” above.

An assumption of the obligations of the Issuer under the Notes of a series may be considered for U.S. federal income tax purposes to be an exchange of Notes of such series for new Notes by the Beneficial Owners, resulting in recognition of taxable gain or loss for U.S. federal income tax purposes and other possible adverse tax consequences. Beneficial Owners should consult their own tax advisers regarding the U.S. federal, state and local income tax consequences of any assumption.

Negative Pledge

So long as any of the Notes of a series remains outstanding (as defined in the Indenture), neither the Issuer nor the Guarantor will create or will have outstanding any mortgage, pledge, security interest or lien (“Encumbrance”) upon the whole or any part of its present or future assets, in order to secure any Relevant Indebtedness (as defined below) issued or guaranteed by the Issuer, the Guarantor or by any other Person unless such Notes of a series are equally and ratably secured therewith, for as long as such Relevant Indebtedness shall be so secured.

The Issuer and the Guarantor are, however, allowed to secure Relevant Indebtedness in the following circumstances:

(i) the Relevant Indebtedness was originally offered, distributed or sold primarily to the residents of the Kingdom of Spain; or

(ii) if the Relevant Indebtedness matures within one year of its date of issue; or

(iii) if such Encumbrance affects assets of an entity which, when such Encumbrance was created, was unrelated to the Guarantor or the Issuer and which was subsequently acquired by the Guarantor or the Issuer;

provided, that nothing in this section shall limit the ability of the Issuer or the Guarantor, as the case may be, to grant or permit to subsist Encumbrances over any or all of their respective present or future assets to secure Relevant Indebtedness issued or guaranteed by the Issuer, the Guarantor or any other Person to the extent that the aggregate principal amounts so secured do not exceed 5% of the Consolidated Net Tangible Assets (as defined below) of the Guarantor, as reflected in the most recent balance sheet prior to the time such Relevant Indebtedness was issued or guaranteed.

“Relevant Indebtedness” means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, bonds, notes or other securities which, in any of the above cases, is or are, or is or are capable of being, quoted, listed, dealt in or traded on a stock exchange or other recognized securities market. For the avoidance of doubt, any “obligation for the payment of borrowed money” as used in the definition of Relevant Indebtedness does not include obligations of the Issuer or the Guarantor which, pursuant to the requirements of law and accounting principles generally accepted in the Kingdom of Spain need not, and are not, reflected in the balance sheet of the Issuer or the Guarantor, as the case may be.

“Consolidated Net Tangible Assets of the Guarantor” means, in accordance with generally accepted accounting principles, the total amount of assets of the Guarantor and its consolidated Subsidiaries, including investments in unconsolidated Subsidiaries, after deduction of (i) goodwill, (ii) intangible assets, and

(iii) amounts due from stockholders for uncalled capital. Solely for purposes of this definition, “Subsidiary” means any company in respect of which the Guarantor owns, directly or indirectly, more than half of the voting rights of the shares of such company, or when the Guarantor owns half or less of the voting power but controls such company, i.e., has the power to govern the financial and operating policies of such company so as to obtain benefits from its activities. The term “generally accepted accounting principles” means (i) in the case of the Issuer’s and the Guarantor’s unconsolidated financial statements, the accounting principles generally accepted in the Kingdom of Spain and (ii) in the case of the Guarantor’s consolidated financial statements, IFRS as issued by the IASB, which do not differ from IFRS as adopted by the European Union, in each case as in effect at the date of such computation and as applied by the Issuer or the Guarantor, as the case may be.

Redemption and Purchase

Early Redemption for Taxation Reasons

If, in relation to the Notes of a series, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the Notes of such series, (x) the Issuer or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts as provided in the Indenture or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest on the Notes of such series, provided that such payment cannot with reasonable effort by the Guarantor be structured to avoid such deduction or withholding and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under “— Notices” below (which notice shall be irrevocable), redeem all of the outstanding Notes of such series at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

In addition, if any series of Notes is not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date on such series of Notes, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than a Business Day immediately preceding such Interest Payment Date) to the holders of such series of Notes in accordance with the terms described under “— Notices” below (which notice shall be irrevocable), redeem all of the outstanding Notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date; provided that from and including the issue date of the Notes of such series to and including such Interest Payment Date, the Issuer will use its reasonable efforts to obtain or maintain such listing, as applicable.

In the event of an early redemption of the Notes for the reasons set forth above, the Issuer or the Guarantor, as the case may be, may be required to withhold tax and will pay interest in respect of the principal amount of the Notes redeemed net of the withholding tax applicable to such payments (currently 18%). If this were to occur, Beneficial Owners would have to either follow the Quick Refund Procedures set forth in Article II of Annex A to this Prospectus Supplement (other than Beneficial Owners holding their interests through Euroclear or participants in Euroclear, who would have to follow the Quick Refund Procedures set forth in Article II of Annex B to this Prospectus Supplement) or apply directly to the Spanish tax authorities for any refund to which they may be entitled pursuant to the procedures set forth in Article II of Annex C to this Prospectus Supplement. See “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

For a description of the Spanish tax treatment applicable to the accrued interest, if any, on the Notes upon an early redemption of such Notes, see “Taxation-Spanish Tax Considerations”.

Optional Redemption

The Issuer may redeem all or a portion of the Notes at its election at any time or from time to time as set forth below. Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date to each holder of such Notes to be redeemed at his or her address appearing in the Register. The Issuer may redeem such Notes at a redemption price equal to the greater of:

•	100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such Notes; and

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of such Notes being redeemed on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 35 basis points in the case of any Long Five-Year Fixed Rate Notes being redeemed; and (ii) 35 basis points in the case of any Ten-Year Fixed Rate Notes being redeemed, in each case, plus accrued and unpaid interest on the principal amount of such Notes (or any portion thereof) being redeemed to, but excluding, the redemption date of such Notes (or any portion thereof) being redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer and the Guarantor.

“Reference Treasury Dealer” means each of (1) Morgan Stanley & Co. Incorporated and its successors, provided that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third New York Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third New York Business Day preceding the redemption date.

Purchase of Notes

The Issuer, the Guarantor or any of the Guarantor’s other subsidiaries may at any time purchase Notes in the open market or otherwise at any price. The Issuer is not required to cancel any such Notes purchased by it, the Guarantor or any of the Guarantor’s other subsidiaries, as the case may be.

Events of Default, Waiver and Notice

“Event of Default”, with respect to Notes of any series of the Issuer, means any one of the following events which occurs and is continuing:

(i) the Issuer fails to pay, and the Guarantor fails to honor the Guarantee with respect to payments of, principal of, interest due on or any Additional Amounts in respect of the Notes of that series for a period of 21 days from the stated maturity of such principal or interest payment;

(ii) the Issuer fails to perform any other obligation arising from the Notes of that series or the Guarantor fails to perform any other obligation arising under the Guarantee of the Notes of such series and in each case, such failure continues for more than 60 days (90 days if the failure to perform relates to an obligation of the Issuer or the Guarantor arising pursuant to a transaction described under “— Consolidation, Merger, Etc.; Assumption”) after there has been given, by the Trustee or holders of not less than 25% in principal amount of the outstanding Notes of such series, a written notice to the Issuer specifying such failure and requiring it to be remedied, and stating that such notice is a “Notice of Default” under the Indenture;

(iii) the Issuer or the Guarantor fails (taking into account any applicable grace periods) to fulfill any payment obligation in excess of €100,000,000 or its equivalent in any other currency under any Relevant Indebtedness or under any guarantees or suretyships provided for under any Relevant Indebtedness of others, and this failure remains uncured for 30 days;

(iv) the holders of any other Relevant Indebtedness of the Issuer or the Guarantor accelerate any payment obligation in excess of €100,000,000 or its equivalent in any other currency as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth under “— Consolidation, Merger, Etc.; Assumption”, which transaction constitutes an event of default in respect of such other Relevant Indebtedness;

(v) the Issuer or the Guarantor announces its inability to meet its financial obligations;

(vi) a court, at the request of any creditor, commences insolvency proceedings (concurso) against the Issuer or the Guarantor and any such proceeding is not discharged or dismissed within 60 days;

(vii) the Issuer or the Guarantor goes into liquidation unless it is done as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth under “— Consolidation, Merger, Etc.; Assumption”;

(viii) the Issuer or the Guarantor makes a filing seeking relief under any applicable bankruptcy or insolvency (concurso) laws; or

(ix) the Guarantee ceases to be valid or legally binding for any reason.

If any Event of Default shall occur in relation to the Notes of a series (taking into account any applicable grace period), the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes of such series may, by written notice to the Issuer, at the Corporate Trust Office (and to the Trustee if given by the holders), declare that the Notes of such series, including principal and all interest then accrued and unpaid on the Notes of such series, as the case may be, shall be immediately due and payable, whereupon the same shall, to the extent permitted by applicable law, become immediately due and payable at its principal amount, together with all interest, if any, accrued and unpaid thereon and Additional Amounts, if any, payable in respect thereof without presentment, demand, protest or other notice of any kind, all of which the Issuer or the Guarantor, as the case may be, will expressly waive, unless, prior thereto, all Events of Default in respect of the Notes of such series shall have been cured. Such declarations of acceleration may be rescinded and past defaults may be waived, except defaults in payment of principal of, interest on or Additional Amounts, if any, by holders of a majority of the outstanding principal amount on the Notes of such series pursuant to the procedures and under the conditions described under “— Modification and Waiver” below; provided, however, that the amounts due to the Trustee under the Indenture have been paid. Holders of Notes represented by one or more Global Certificate should consult with their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration. The Indenture provides that none of the terms of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to the Trustee.

Defeasance; Covenant Defeasance

Each series of Notes will be subject to the defeasance and covenant defeasance provisions in the Indenture.

With respect to any series of Notes, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes of such series and the provisions of the Indenture as it relates to such outstanding Notes shall no longer be in effect, and the Trustee, at the expense of the Issuer, shall, upon the order of the Issuer or the Guarantor, execute proper instruments acknowledging the same, when:

(i) the Issuer or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of the Indenture), irrevocably (irrespective of whether the conditions in subparagraphs (ii), (iii), (iv), (v), (vi) and (vii) below have been satisfied, but subject to certain provisions in the Indenture relating to the application of trust money), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes of such series, U.S. Dollars or U.S. government obligations in an amount which will provide not later than the opening of business on the due date of any payment referred to in subsection (A), (B) or (C) of this subparagraph (i) U.S. Dollars or U.S. government obligations in an amount sufficient in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any), (B) interest on, and (C) Additional Amounts, if any, on the outstanding Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Notes;

(ii) no Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit and no Event of Default under subparagraphs (v), (vi) or (viii) under the section entitled “— Events of Default, Waiver and Notice” is in occurrence and continues on a date which is six months after the date of such deposit;

(iii) the Issuer or the Guarantor has delivered to the Trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters to the effect that holders of the Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(iv) such defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes of such series are in default within the meaning of the Trust Indenture Act);

(v) such defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”);

(vi) if the Notes of such series are then listed on any securities exchange, the Issuer or the Guarantor has delivered to the Trustee an opinion of counsel to the effect that such deposit, defeasance and discharge will not cause the Notes of such series to be delisted from such exchange; and

(vii) the Issuer or the Guarantor has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge of the entire indebtedness on all outstanding Notes of such series have been complied with;

provided, however, that a defeasance described above shall not impair or affect (a) the rights of holders of Notes of such series to receive, from the trust funds described in subparagraph (i) above, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any), interest on, or Additional Amounts, if any, on the Notes of such series on the stated maturity of such principal or installment of principal of (and premium, if any) or interest, or any mandatory sinking fund payments or analogous payments applicable to the Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Notes of such series, (b) the Issuer’s and the Guarantor’s obligations with respect to the Notes of such series and Guarantee, respectively, under certain provisions of the Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (d) the provisions of the Indenture relating to the application of trust money.

With respect to any series of Notes, the Issuer and the Guarantor by board resolution may elect to be released from their respective obligations under any specified provisions of the Indenture applicable to the Notes of such series outstanding, and the provisions so specified in such resolution, as they relate to outstanding Notes of such series, shall no longer be in effect, and the Trustee, at the expense of the Issuer, shall, upon the order of the Issuer or the Guarantor, execute proper instruments acknowledging the same, when:

(i) the Issuer or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of the Indenture), irrevocably (irrespective of whether the conditions in subparagraphs (ii), (iii), (iv), (v), (vi), (vii) and (viii) below have been satisfied, but subject to certain provisions in the Indenture relating to the application of trust money), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, U.S. Dollars or U.S. government obligations in an amount which will provide not later than the opening of business on the due date of any payment referred to in subsection (A), (B) or (C) of this subparagraph (i) U.S. Dollars or U.S. government obligations in an amount sufficient in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any), (B) interest on, and (C) Additional Amounts, if any, on the outstanding Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Notes of such series;

(ii) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which either is bound;

(iii) no Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit and no Event of Default under subparagraphs (v), (vi) and (viii) under the section entitled “— Events of Default, Waiver and Notice” is in occurrence and continues on a date which is six months after the date of such deposit;

(iv) the Issuer or the Guarantor has delivered to the Trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the holders of the Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, and covenant defeasance had not occurred;

(v) such covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of the Trust Indenture Act);

(vi) such covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act;

(vii) if the Notes of such series are then listed on any securities exchange, the Issuer or the Guarantor has delivered to the Trustee an opinion of counsel of recognized standing to the effect that such deposit and covenant defeasance will not cause the Notes of such series to be delisted from such exchange; and

(viii) the Issuer or the Guarantor has delivered to the Trustee an officer’s certificate and an opinion of counsel of recognized standing, each stating that all conditions precedent provided for relating to the covenant defeasance of the specified provisions of the Indenture as they relate to the outstanding Notes of such series have been complied with.

From and after the date when the foregoing conditions have been met, the Issuer or the Guarantor, as the case may be, may omit to comply with, and shall have no liability in respect of, any term, covenant, condition or limitation set forth in any of the specified provisions of the Indenture with respect to which the covenant defeasance has taken place as contemplated under the Indenture, but the remainder of the Indenture and the Notes of any other series will be unaffected thereby.

The Trustee and Paying Agent

The Bank of New York Mellon will be acting as the Trustee and Paying Agent for each series of Notes under the Indenture.

In addition to acting as Trustee, The Bank of New York Mellon also acts as depositary, trustee and/or paying agent in connection with various other transactions carried out by us and certain of our affiliates.

Replacement of Notes

If any Certificated Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the office of the Trustee subject to applicable laws, on payment by the claimant of the expenses incurred in connection with such replacement and on the terms as to evidence, security, indemnity and otherwise as the Issuer, the Guarantor and the Trustee may reasonably require.

Modification and Waiver

Modification Without Consent of Holders

The Issuer, the Guarantor and the Trustee may enter into one or more supplemental indentures without the consent of the holders of a series of Notes under the Indenture to:

•	secure the Notes of such series;

•	evidence the succession of another person to the Issuer or the Guarantor and the assumption by any such successor of the covenants and agreements of the Issuer or the Guarantor in the Indenture and in the Notes of such series;

•	evidence or provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes of such series;

•	change the terms of the Notes of such series to correct a manifest error (for the avoidance of doubt, no other modification may be made to the terms of the Notes of such series); or

•	change the Indenture in any manner which does not affect the terms of the Notes of such series or interests of the holders thereof.

Modification with Consent of Holders

With the consent of the holders of not less than a majority in principal amount of a series of Notes outstanding, the Issuer, the Guarantor and the Trustee may add any provisions to, or change in any manner or eliminate any of the provisions of, or waive any past defaults with respect to, the Indenture or modify in any manner the rights of the holders of such series of Notes. However, the Issuer, the Guarantor and the Trustee may not make any of the following changes to the Notes of such series without the consent of each holder of such series of Notes outstanding that would be affected by such change:

•	change the stated maturity of the principal of or any installment of the principal of or interest on any Note of such series;

•	reduce the principal amount of any Note of such series;

•	reduce the rate or extend the time of payment of interest on, any Note of such series;

•	reduce any amount payable on redemption of any Note of such series;

•	change the obligations of the Issuer or the Guarantor to pay Additional Amounts on any Note of such series;

•	waive a default in the payment of principal of, or interest on any Note of such series;

•	change the currency in which the principal, premium, or interest on, any Note of such series is payable;

•	impair the right of any holder to take legal action to enforce the payment on the Notes of such series or the Guarantee when due; or

•	reduce the quorum requirements or the percentage of Notes of such series the consent of whose holders is required for modification of the Indenture.

Maintenance of Tax Certification Procedures

The Issuer and the Guarantor have agreed in the Indenture, so long as any principal amount of the Notes remains outstanding, to, insofar as it is practicable, maintain, implement or arrange for the implementation of tax certification procedures as specified in the Letter of Appointment, as such procedures may be amended, supplemented, modified or replaced from time to time in accordance with the terms of the Tax Certification Agency Agreement, that will facilitate the collection of information concerning the Notes or the Beneficial Owners thereof so long as such collection is required under Spanish law to allow payment of interest on the Notes free and clear of Spanish withholding tax.

Notices

Notices to holders will be deemed to be validly given if mailed to them at their respective addresses as recorded in the register kept by the Trustee, and will be deemed to have been validly given on the seventh day after the date of such mailing.

Governing Law

Pursuant to Section 5-1401 of the general Obligations Law of the State of New York, the Indenture, the Notes and the Guarantee shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

The due authorization of the Notes and the ranking of the Notes and Guarantee shall be governed by Spanish law.

Consent to Jurisdiction

The Issuer and the Guarantor have irrevocably submitted to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York, and any appellate court from any such court thereof, with respect to any legal suit, action or proceeding based on or arising under the Notes or the Indenture and have agreed that all claims in respect of such suit or proceeding shall be determined in any such court.

TAXATION

Spanish Tax Considerations

The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

Prospective purchasers of the Notes are advised to consult their own tax advisors as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of Notes.

This tax section is based on Spanish law as in effect on the date of this Prospectus Supplement as well as on administrative interpretation thereof, and is subject to any change in such law that may take effect after such date.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this Prospectus Supplement:

(i) of general application, Additional Provision Two of Law 13/1985 of May 25 on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003 of July 4 on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures, Law 23/2005 of November 18 on certain tax measurers to promote the productivity, and Law 4/2008, of December 23, that abolishes the Net Wealth Tax, generalizes the VAT monthly refund system and introduces other tax measures (“Law 13/1985”), as well as Royal Decree 1065/2007 of July 27, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes;

(ii) for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28 on the Individual Income Tax Law and on the partial amendment of the Corporate Income Tax Law, the non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007 of March 30, enacting the IIT Regulations, along with Law 29/1987 of December 18 on Inheritance and Gift Tax;

(iii) for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004 of March 5 promulgating the Consolidated Text of the Corporate Income Tax Law and Royal Decree 1777/2004 of July 30 promulgating the Corporate Income Tax Regulations; and

(iv) for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004 of March 5 promulgating the Consolidated Text of the Non-Resident Income Tax Law and Royal Decree 1776/2004 of July 30 promulgating the Non-Resident Income Tax Regulations, along with Law 29/1987 of December 18 on Inheritance and Gift Tax.

Whatever the nature and residence of the noteholder, the acquisition and transfer of Notes will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993 of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992 of December 28 regulating such tax.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Fisicas)

Both interest periodically received and income derived from the transfer, redemption or repayment of the Notes constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%.

Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Effective from January 1, 2008, Spanish Law 4/2008 grants individual taxpayers, whether or not such individuals are considered residents in Spain for tax purposes, a tax allowance equivalent to 100% of the Net Wealth Tax due, and eliminates the obligation to file any tax form with the Spanish tax authorities in connection with such tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals who are resident in Spain for tax purposes who acquire ownership or other rights over any Notes by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules. The applicable tax rates range for year 2009 between 7.65% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both interest periodically received and income derived from the transfer, redemption or repayment of the Notes are subject to CIT (at the current general tax rate of 30% for year 2009) in accordance with the rules for this tax.

In accordance with Section 59.s) of the CIT regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which, for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries. The Issuer will make an application for the Notes to be traded on the NYSE and, upon admission to trading on the NYSE, the Notes will fulfill the requirements set forth in the legislation for exemption from withholding. If the Notes are not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date, we or the Guarantor, as the case may be, shall be entitled to redeem the Notes upon at least 15 days’ notice to the noteholders. See “Description of the Notes and Guarantee — Redemption and Purchase — Early Redemption for Taxation Reasons”.

The Directorate General for Taxation (Dirección General de Tributos — “DGT”), on July 27, 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption requires that, in addition to being traded on organized markets in OECD countries, the Notes be placed outside Spain in another OECD country. We consider that the issue of the Notes will fall within this exemption as the Notes are to be sold outside Spain and in the international capital markets. Consequently, we will not withhold on interest payments to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, the Issuer will be bound by that opinion and, with immediate effect, will make the appropriate withholding and we and the Guarantor will not, as a result, pay Additional Amounts.

In order to implement the exemption from withholding, the procedures laid down in the Order of December 22, 1999 will be followed. See “— Evidencing of Beneficial Owner Residency in Connection with Interest Payments”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

See “Taxation — Spanish Tax Considerations-Individuals with Tax Residency in Spain — Net Wealth Tax (Impuesto sobre el Patrimonio)”.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the Notes by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the Notes in their taxable income for CIT purposes.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(i) Non-Spanish resident investors acting through a permanent establishment in Spain

If the Notes form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such Notes are, generally, the same as those set out above for Spanish CIT taxpayers. See “Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the Notes by investors who are not resident in Spain for tax purposes will not in itself create the existence of a permanent establishment in Spain.

(ii) Non-Spanish resident investors not acting through a permanent establishment in Spain

Both interest payments periodically received and income derived from the transfer, redemption or repayment of the Notes, obtained by individuals or entities who are not resident in Spain for tax purposes and do not act, with respect to the Notes, through a permanent establishment in Spain, are exempt from NRIT.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and country of tax residence of the Beneficial Owners entitled to receive an interest payment on the Notes, in the manner detailed under “— Evidencing of Beneficial Owner Residency in Connection with Interest Payments”, as laid down in Section 44 of Royal Decree 1065/2007. If these information obligations are not complied with in the manner indicated, we will withhold 18% and we will not pay Additional Amounts.

Beneficial Owners not resident in Spain for tax purposes and entitled to exemption from NRIT but on whose behalf the Issuer or the Guarantor does not receive, in a timely manner, proper evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld by following the Quick Refund Procedures described in Article II of Annex A or Article II of Annex B, as the case may be, or, otherwise, directly from the Spanish tax authorities by following the Direct Refund Procedures described in Article II of Annex C to this Prospectus Supplement.

Beneficial owners who have been subject to Spanish withholding tax on income derived from the repayment of principal at the Maturity Date or any earlier date of redemption of Notes issued with OID may obtain a refund of the amount withheld directly from the Spanish tax authorities. Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.

Net Wealth Tax (Impuesto sobre el Patrimonio)

See “Taxation — Spanish Tax Considerations-Individuals with Tax Residency in Spain — Net Wealth Tax (Impuesto sobre el Patrimonio)”.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over Notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply.

Non-Spanish resident legal entities which acquire ownership or other rights over the Notes by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), without prejudice to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of tax residence of the beneficiary.

Tax Rules for Notes not Listed on an Organized Market in an OECD Country

Withholding on Account of IIT, NRIT and CIT

If the Notes are not listed on an organized market in an OECD country on any Interest Payment Date, interest payments to Beneficial Owners in respect of the Notes will be subject to Spanish withholding tax at the then-applicable rate (currently 18%) except in the case of Beneficial Owners which are: (A) residents of a European Union member state other than Spain and obtain the interest income either directly or through a permanent establishment located in another European Union member state, provided that such Beneficial Owners (i) do not obtain the interest income on the Notes through a permanent establishment in Spain and (ii) are not resident of, are not located in, nor obtain income through, a tax haven (as defined by Royal Decree 1080/1991 of July 5 as amended); or (B) residents for tax purposes in a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any Beneficial Owner. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the quick refund procedures set forth in Article II of Annex A and Article II of Annex B to this Prospectus Supplement or the Direct Refunds from Spanish Tax Authorities Procedure set forth in Article II to Annex C of this Prospectus Supplement in order to obtain a refund of the amounts withheld.

Net Wealth Tax (Impuesto sobre el Patrimonio)

See “Taxation — Spanish Tax Considerations-Individuals with Tax Residency in Spain — Net Wealth Tax (Impuesto sobre el Patrimonio)”.

Tax Havens

Pursuant to Royal Decree 1080/1991 of July 5 as amended, the following are each considered to be a tax haven at the date of this Prospectus Supplement:

Anguilla

Antigua and Barbuda, Islands of

Aruba

The Bahamas

Barbados, The Island

Bermuda

British Virgin Islands

Cayman Islands

Channel Islands (Jersey and Guernsey)

Falkland Islands

Fiji Islands

Gibraltar

Grand Duchy of Luxembourg Area (only as regards the income received by companies referred to in paragraph 1 of Protocol annexed Avoidance of Double Taxation Treaty, dated June 3, 1986, entered into by Spain and Luxembourg)

Grenada

Hashemite Kingdom of Jordan

Hong Kong

Isle of Man

Kingdom of Bahrain

Macao

Marianas Islands

Mauritius

Montserrat

Netherlands Antilles

Principality of Andorra

Principality of Liechtenstein

Principality of Monaco

Republic of Cyprus

Republic of Dominica

Republic of Lebanon

Republic of Liberia

Republic of Nauru

Republic of Panama

Republic of San Marino

Republic of Seychelles

Republic of Singapore

Republic of Trinidad and Tobago

Republic of Vanuatu

Saint Lucia

Saint Vincent & the Grenadines

Solomon Islands

Sultanate of Brunei

Sultanate of Oman

The Cook Islands

Turks and Caicos Islands, and

United States Virgin Islands

Tax Rules for Payments Made by the Guarantor

Payments made by the Guarantor to Beneficial Owners will be subject to the same tax rules previously set out for payments made by us.

Evidencing of Beneficial Owner Residency in Connection with Interest Payments

As described under “— Individual and Legal Entities with no Tax Residency in Spain” and provided, among other conditions set forth in Law 13/1985, that the Notes are listed on an organized market in an OECD country, interest and other financial income paid with respect to the Notes for the benefit of non-Spanish resident investors not acting, with respect to the Notes, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-Spanish resident investor (including any custodial intermediaries or agents acting on its behalf) fails to comply with the relevant information procedures, as described in detail in Annex A and B to this Prospectus Supplement.

Law 4/2008 of December 23, by its terms, reduced the categories of Beneficial Owners to whom the information collection obligations of Law 13/1985 of May 25 apply. According to Law 4/2008 of December 23, the information reporting requirements are to be limited to those natural or legal persons considered residents for tax purposes in Spain as well as those natural or legal persons not considered residents for tax purposes in Spain but who act through a permanent establishment in Spain. The revised information reporting requirements set forth in Law 4/2008 of December 23 will enter into force upon the approval by the Spanish government of regulations setting forth the procedures for complying with this law.

The Spanish General Tax Directorate has issued two binding rulings dated January 20, 2009 (num. V0077-09 and V0078-09), stating that until the relevant regulations setting forth the procedures for complying with Law 4/2008 are approved, Spanish issuers and guarantors must continue to adhere to the information reporting procedures established under pre-existing laws and regulations to provide the relevant information relating to Beneficial Owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any interest payment in respect of any outstanding principal amount of the Notes as to which the required Beneficial Owner information has not been provided or the required information collection procedures have not been followed.

Under pre-existing laws and regulations, the information reporting obligations to be complied with in order to apply the exemption are set forth in Section 44 of Royal Decree 1065/2007 (“Section 44”), which states that an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the Notes:

(i) the identity and country of tax residence of the recipient of the income on the Notes (when the income is received on behalf of a third party (i.e., a Beneficial Owner), the identity and country of tax residence of that third party);

(ii) the amount of income received; and

(iii) details identifying the Notes.

In accordance with sub-section 2 of Section 44, for the purpose of preparing the annual return referred to in sub-section 1 of Section 44, certain documentation regarding the identity and country of tax residence of the Beneficial Owners receiving each interest payment must be submitted to the Issuer and the Guarantor at the time of each such interest payment.

In particular, Beneficial Owners who are not resident in Spain for tax purposes and act for their own account and are a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a treaty for the avoidance of double taxation subject to a specific administrative registration or supervision scheme (each a “Qualified Institution”), must certify their name and tax residency by means of a certificate substantially in the form of the certificates provided by Annex 1 to the Spanish Order of December 16, 1991, setting out the procedure for the payment of interest deriving from Spanish Public Debt to non-Spanish investors (the “Order”), the form of which is attached as Exhibit I of Annex C of this Prospectus Supplement.

In the case of transactions in which a Qualified Institution which is a holder of certificated Notes acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and tax residency of each Beneficial Owner not resident in Spain for tax purposes as of the Interest Payment Date by means of a certificate substantially in the form of the certificates provided by Annex 2 to the Order, the form of which is attached as Exhibit II to Annex C to this Prospectus Supplement.

In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and tax residency of each Beneficial Owner not resident in Spain for tax purposes as of the Interest Payment Date by means of a certificate substantially in the form of the certificates provided by Annex 2 to the Order, the form of which is attached as Exhibit II to Annex C to this Prospectus Supplement.

In any other case, the Beneficial Owner must submit proof of beneficial ownership and a certificate of residency issued by the tax authorities of the country of tax residency of such Beneficial Owner (a “Government Tax Residency Certificate”).

In addition to the above, as described under “— Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades)”, Spanish CIT taxpayers will not be subject to withholding tax on income derived from the Notes, provided that such CIT taxpayers provide relevant information to qualify as such at the time of each such interest payment.

For these purposes, the relevant Qualified Institution, with respect to each Beneficial Owner who is a legal entity subject to Spanish CIT, must submit a certification (substantially in the form set forth in Exhibit III to Annex C to this Prospectus Supplement) specifying such Beneficial Owner’s name, address and Tax Identification Number, the ISIN code of the Notes, the Beneficial Owner’s beneficial interest in the principal amount of Notes held at each Interest Payment Date, the amount of gross income and amount withheld.

In light of the above, we, the Guarantor and Acupay will amend the Tax Certification Agency Agreement pursuant to its terms through the Letter of Appointment, which will incorporate certain procedures arranged by Acupay, DTC and Euroclear to facilitate the collection of information concerning the identity and country of tax residence of Beneficial Owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified

Institution through and including the close of business on the New York Business Day prior to each relevant Interest Payment Date. The delivery of such information, while the Notes are in global form, will be made through the relevant direct or indirect participants in DTC. We will withhold at the then-applicable rate (currently 18%) from any interest payment on any principal amount of Notes as to which the required information has not been provided or the required procedures have not been followed.

The procedures set forth in Article I of Annex A and Article I of Annex B to this Prospectus Supplement are intended to identify Beneficial Owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or entities not resident in Spain for tax purposes, that do not act with respect to the Notes through a permanent establishment in Spain.

These procedures are designed to facilitate the collection of certain information concerning the identity and country of tax residence of the Beneficial Owners mentioned in the preceding paragraph (who therefore are entitled to receive payments in respect of the Notes free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC or Euroclear, provided in each case, that the relevant DTC or Euroclear participant is a Qualified Institution.

Beneficial Owners who are entitled to receive interest payments in respect of the Notes free of any Spanish withholding taxes but who do not hold their Notes through a Qualified Institution and noteholders (other than Cede & Co. as nominee of DTC) who hold certificated Notes will have Spanish withholding tax withheld from interest payments and other financial income paid with respect to their Notes at the then-applicable rate (currently 18%). Beneficial Owners who do not hold their Notes through a Qualified Institution can follow the quick refund procedures set forth in Article II of Annex A to this Prospectus Supplement (other than Beneficial Owners holding their interests through Euroclear or participants in Euroclear, who would have to follow the Quick Refund Procedures set forth in Article II of Annex B to this Prospectus Supplement) and noteholders holding certificated Notes can follow the “Direct Refund from Spanish Tax Authorities Procedure” set forth in Article II of Annex C of this Prospectus Supplement in order to have such withheld amounts refunded.

A detailed description of the procedures to be followed by participants in DTC is set forth in Annex A to this Prospectus Supplement. A detailed description of the procedures to be followed by participants in Euroclear is set forth in Annex B to this Prospectus Supplement.

Investors are cautioned that no arrangements have been made by us or the Guarantor with respect to any direct DTC participants or indirect DTC participants, other than Euroclear. The Notes will not be eligible to be held through Clearstream Banking, société anonyme.

Investors should note that neither the Issuer nor the Guarantor accepts any responsibility relating to the procedures established for the collection of information concerning the identity and country of tax residence of Beneficial Owners. Accordingly, neither the Issuer nor the Guarantor shall be liable for any damage or loss suffered by any Beneficial Owner who would otherwise be entitled to an exemption from Spanish withholding tax but whose interest payments are nonetheless paid net of Spanish withholding tax either because these procedures prove ineffective or because the relevant direct DTC participants or indirect DTC participants fail to correctly follow such procedures. Moreover, neither the Issuer nor the Guarantor will pay any Additional Amounts with respect to any such withholding. See “Risk Factors”.

Participants in DTC who are Qualified Institutions and have been paid net of Spanish withholding tax because of a failure to comply with the “Immediate Refund Procedure” set forth in Article I of Annex A to this Prospectus Supplement will be entitled to a refund of the amount withheld pursuant to the “Quick Refund Procedures” set forth in Article II of Annex A to this Prospectus Supplement.

Participants in Euroclear who are Qualified Institutions and have been paid net of Spanish withholding tax because of a failure to comply with the “Immediate Refund Procedure” set forth in Article I of Annex B to this Prospectus Supplement will be entitled to a refund of the amount withheld pursuant to the “Quick Refund Procedures” set forth in Article II of Annex B to this Prospectus Supplement.

Beneficial Owners entitled to receive interest payments in respect of the Notes free of any Spanish withholding taxes but in respect of whom relevant documentation is not timely received by the Issuer or Acupay under the “Immediate Refund Procedure” or the “Quick Refund Procedures” may seek a full refund of withholding tax directly from the Spanish tax authorities following the direct refund procedure established by Spanish Tax law and described in Article II of Annex C of this Prospectus Supplement.

Beneficial Owners, their custodians or DTC participants with questions about these Spanish tax information reporting and withholding procedures, including the submission of tax certification information, may contact Acupay at one of the following locations. Holders should mention the CUSIP or the ISIN for the Notes when contacting Acupay. There is no cost for this assistance.

Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC	Acupay System LLC
Attention: Carmen Tejada	Attention: Marian Guerrero
28 Throgmorton Street	30 Broad Street — 46th Floor
London 2N 2AN	New York, NY 10004
United Kingdom	USA
Tel. +44(0) 20 7382 0340	Tel. +1 (212) 422-1222
Fax. +44(0) 20 7256 7571	Fax. +1 (212) 422-0790

EU Savings Directive

Under the European Union Council Directive 2003/48/EU on the taxation of savings income, member states are required to provide to the tax authorities of another member state details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other member state. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

Certain U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. This summary does not purport to be a complete analysis of all tax considerations that may be applicable to a decision to acquire the Notes. This summary applies only to U.S. holders (as defined below) who purchase the Notes in the initial offering at their issue price, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money, and hold such Notes as capital assets within the meaning of Section 1221 of the Code.

This is a summary for general information purposes only. This summary does not address the tax consequences applicable to all categories of investors, some of which may be subject to special rules (for example, (i) banks, regulated investment companies, insurance companies, broker-dealers in securities or currencies, tax-exempt organizations or traders in securities who elect to mark to market, (ii) investors holding the Notes as part of a straddle, hedge, conversion transaction or other integrated investment, or (iii) investors whose functional currency is not the U.S. Dollar). This summary does not address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions under the Code as of the date of this offering, and those authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurances that the Internal Revenue Service (the

“IRS”) will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending on your particular tax situation or status.

In this summary, a U.S. holder refers to a beneficial owner of the Notes that is for U.S. federal income tax purposes:

(i) a citizen or resident of the United States;

(ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

(iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(iv) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisor.

Prospective investors should consult their tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes in light of their own particular circumstances, as well as the effect and applicability of any state, local or foreign tax laws.

Interest Payments

It is expected, and the following discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issued discount for U.S. federal income tax purposes. Accordingly, interest paid to a U.S. holder of Notes (including payments of Additional Amounts, if any) will generally be includible in such U.S. holder’s gross income as ordinary interest income in accordance with such U.S. holder’s regular method of tax accounting. Interest earned by a U.S. holder on the Notes generally will be treated as foreign source income for U.S. federal income tax purposes which may be relevant in calculating a U.S. holder’s foreign tax credit limitation. Under the foreign tax credit rules, interest will generally be “passive category” or “general category” income, which, in either case, is treated separately for purposes of computing the foreign tax credit limitation. The U.S. federal income tax rules relating to foreign tax credits and limitations thereof are complex and may vary depending on the facts and circumstances of each U.S. holder. Accordingly, U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.

Sale, Exchange, Redemption and Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of the Notes, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as described above under “Interest Payments”) and the U.S. holder’s adjusted tax basis in such Notes. A U.S. holder’s adjusted tax basis in the Notes generally will equal the cost of such Notes less any principal payments received on the Notes. Any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period for the Note exceeds one year at the time of disposition of such Note. For U.S. holders other than corporations, long-term capital gains that are recognized before January 1, 2011 are generally taxed at a preferential maximum rate of 15%. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of the Notes generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments of interest on the Notes and the proceeds from a sale or other disposition of the Notes unless the holder of such Notes establishes an exemption from the information reporting rules. A U.S. holder of Notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

The U.S. federal income tax discussion provided above is included for general information only and may or may not apply to you depending upon your particular situation. You should consult your own tax advisor with respect to the tax consequences to you of owning, holding, and disposing of the Notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

UNDERWRITING

The Issuer intends to offer the Notes through the underwriters named below, for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives. Subject to the terms and conditions contained in the underwriting agreement between the Issuer, the Guarantor and the underwriters, each underwriter has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes listed opposite the underwriter’s name below:

	Principal Amount of	Principal Amount of
Underwriter of Notes	Long Five-Year Fixed Rate Notes	Ten-Year Fixed Rate Notes
	(In USD)

Citigroup Global Markets Inc.	281,250,000	225,000,000
Deutsche Bank Securities Inc.	281,250,000	225,000,000
Goldman, Sachs & Co.	281,250,000	225,000,000
Morgan Stanley & Co. Incorporated	281,250,000	225,000,000
BNP PARIBAS Securities Corp	31,250,000	25,000,000
Calyon	31,250,000	25,000,000
Credit Suisse Securities (USA) LLC	31,250,000	25,000,000
Mitsubishi UFJ Securities (USA), Inc.	31,250,000	25,000,000

Total	1,250,000,000	1,000,000,000

Certain of the underwriters named above are not U.S.-registered broker-dealers. Accordingly, such underwriters will not effect any sales in the United States except in compliance with applicable United States laws and regulations, including the rules of the Financial Industry Regulatory Authority (“FINRA”).

The underwriters have agreed to purchase all of the Notes sold pursuant to the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased, the offering size may be reduced or the underwriting agreement may be terminated.

The Issuer and the Guarantor have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

Commissions and discounts

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price on the cover page of this Prospectus Supplement, and may offer the Notes to other dealers at that price less a concession not in excess of: (i) 0.10% of the principal amount of the Long Five-Year Fixed Rate Notes; and (ii) 0.25% of the principal amount of the Ten-Year Fixed Rate Notes. The underwriters may allow, and the dealers may reallow, to other dealers a discount not in excess of: (a) 0.05% of the principal amount of the Long Five-Year Fixed Rate Notes; and (b) 0.125% of the principal amount of the Ten-Year Fixed Rate Notes. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Issuer:

Public offering price (Long Five-Year Fixed Rate Notes)	$1,250,000,000
Public offering price (Ten-Year Fixed Rate Notes)	$1,000,000,000
Total underwriting discount	$8,375,000
Total proceeds to us	$2,241,625,000

In connection with this offering, we will pay 0.35% per Long Five-Year Fixed Rate Note and 0.40% per Ten-Year Fixed Rate Note, of underwriting discounts to the underwriters (expressed as a percentage of the principal amount of the Long Five-Year Notes and Ten-Year Notes, respectively). We estimate that our out-of-pocket expenses for this offering will be approximately $1,125,000. The underwriters have agreed to reimburse us for $1,125,000 of expenses in connection with this offering.

New issuances of Notes

The Notes are new issuances of securities with no established trading market. We intend to apply for listing of the Notes on the New York Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price stabilization and short positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchase to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

General

Each underwriter has represented and agreed that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the accompanying Prospectus, this Prospectus Supplement or any other offering document or any publicity or other material relating to the Notes.

Each underwriter has agreed that it will not, in connection with the initial distribution of the Notes, sell Notes to any person in an aggregate amount of less than $75,000.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the 9th Business

Day following the date of pricing of the Notes (T+9). Certain requirements under Spanish law prevent settlement within three business days. Specifically, prior to settlement, (i) the Public Deed of Issuance in respect of the Notes must be registered in the Madrid Mercantile Registry and (ii) the announcement related to the issuance of the Notes must be published in the Official Gazette of the Mercantile Registry (Boletin Oficial del Registro Mercantil).

Other relationships

The underwriters and their affiliates have engaged in, and may in the future engage in commercial and investment banking services, hedging services and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions and may do so in the future.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (other than Spain, where the Notes may not be offered or sold) (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State other than an offer:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Kingdom of Spain

The Notes may not be offered or sold in Spain.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes or the Guarantee in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes or the Guarantee in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by Davis Polk & Wardwell LLP as to matters of New York law, and by Uría Menéndez and Telefónica’s general counsel, as to matters of Spanish law. Certain matters will be passed upon for the Underwriters by Dewey & LeBoeuf LLP. Dewey & LeBoeuf LLP has in the past performed, and continues to perform, legal services for us.

EXPERTS

The consolidated financial statements of Telefónica, S.A. and subsidiaries appearing in Telefónica, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of Telefónica, S.A.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that Telefónica, the Guarantor, files with the SEC, which means that we can and do disclose important information to you by referring you to those documents that are considered part of this Prospectus Supplement. Information that Telefónica files with the SEC in the future and that we incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference Telefónica’s annual report on Form 20-F for the year ended December 31, 2008 and filed with the SEC on April 30, 2009. Additionally, we incorporate by reference (i) the information including the unaudited financial information of Telefónica as of March 31, 2009 and for the three month periods ended March 31, 2008 and 2009, included in the First Quarter Results Form 6-K and (ii) the consent of Ernst & Young S.L., independent registered public accounting firm and the statement of the computation of the ratio of earnings to fixed charges, included in the Form 6-K filed with the SEC by the Guarantor on June 22, 2009.

We incorporate by reference in this Prospectus Supplement all subsequent annual reports of Telefónica filed with the SEC on Form 20-F under the Exchange Act and those of Telefónica’s periodic reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this Prospectus Supplement after the date hereof and prior to the completion of an offering of securities under this Prospectus Supplement. This Prospectus Supplement is part of a registration statement filed with the SEC.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this Prospectus Supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.

You should rely only on the information incorporated by reference or provided in this Prospectus Supplement and in any other prospectus supplements. We have not authorized anyone else to provide you with different information. This Prospectus Supplement is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this or any future prospectus supplements is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this Prospectus Supplement can be identified, in some instances, by the use of words such as “expect”, “aim”, “hope”, “anticipate”, “intend”, “believe” and similar language or the negative thereof or by the forward-looking nature of discussions of strategy, plans or intentions. These statements appear in a number of places in this Prospectus Supplement and in the documents incorporated by reference herein, including, without limitation, certain statements made in “Risk Factors” in this Prospectus Supplement and “Operating and Financial Review and Prospects” and “Business” in the Form 20-F and include statements regarding our intent, belief or current expectations with respect to, among other things:

•	the effect on the Guarantor’s results of operations of competition in the Spanish telecommunications market and our other principal markets;

•	trends affecting the Guarantor’s financial condition or results of operations;

•	acquisitions or investments which the Guarantor may make in the future;

•	the Guarantor’s capital expenditures plan;

•	the Guarantor’s estimated availability of funds;

•	the Guarantor’s ability to repay debt with estimated future cash flows;

•	the Guarantor’s shareholder remuneration policies;

•	supervision and regulation of the Spanish telecommunications sector and of the telecommunications sectors in other countries where the Guarantor has significant operations;

•	the Guarantor’s strategic partnerships; and

•	the potential for growth and competition in current and anticipated areas of our business.

Such forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties, and actual results may differ materially from those anticipated in the forward-looking statements as a result of various factors. The risks and uncertainties involved in our businesses that could affect the matters referred to in such forward-looking statements include but are not limited to:

•	changes in general economic, business or political conditions in the domestic or international markets (particularly in Latin America) in which the Guarantor operates or has material investments that may affect demand for the Guarantor’s services;

•	changes in currency exchange rates, interest rates or in credit risk in our treasury investments or in some of the Guarantor’s financial transactions;

•	general economic conditions in the countries in which the Guarantor operates;

•	existing or worsening conditions in the international financial markets;

•	failure to maintain satisfactory working relationships with the Guarantor’s joint venture partners;

•	the actions of existing and potential competitors in each of the Guarantor’s markets;

•	the impact of current, pending or future legislation and regulation in countries where the Guarantor operates;

•	failure to renew or obtain the necessary licenses, authorizations and concessions to carry out the Guarantor’s operations;

•	the potential effects of technological changes;

•	unanticipated service network interruptions;

•	the impact of limitations in spectrum capacity;

•	failure of suppliers to provide necessary equipment and services on a timely basis;

•	the impact of unanticipated network interruptions;

•	the effect of reports suggesting that radio frequency emissions cause health problems;

•	the impact of impairment charges on the Guarantor’s goodwill and assets as a result of changes in the regulatory, business or political environment; and

•	the outcome of pending litigation

Some of these and other important factors that could cause such differences are discussed in more detail in “Risk Factors” in this Prospectus Supplement and “Operating and Financial Review and Prospects” and “Business” in the Form 20-F.

Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date of this Prospectus Supplement or as of the date of the documents incorporated by reference herein, as the case may be. Neither we nor Telefónica undertake any obligation to update any forward-looking statements that may be made to reflect events or circumstances after the date of this Prospectus Supplement or the documents incorporated by reference, as the case may be, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

CURRENCY OF PRESENTATION

In this Prospectus Supplement, we present the Guarantor’s financial information in euros. In this Prospectus Supplement, references to “euros”, “EUR” or “€” are to the single currency of the participating member states in the Third Stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended from time-to-time. References to “U.S. Dollars”, “USD” or “$” are to the lawful currency adopted by the United States of America, unless the context otherwise requires.

This Prospectus Supplement contains a translation of some euro amounts into U.S. Dollars at specified exchange rates solely for your convenience. See “Exchange Rate Information” below for information about the rates of exchange between euros and U.S. Dollars for the periods indicated.

EXCHANGE RATE INFORMATION

Unless this report provides a different rate, the translations of euros into U.S. Dollars have been made at the rate of €1 to $1.3998, which was the exchange rate as published by the Federal Reserve Board on June 19, 2009 for the euro/U.S. Dollar exchange rate. Using this rate does not mean that euro amounts actually represent those U.S. Dollars amounts or could be converted into U.S. Dollars at that rate.

The following table sets forth the history of the exchange rates of one euro to U.S. Dollars for the periods indicated.

Euro to U.S. Dollar Exchange Rate History(1)

	Last(2)	High	Low	Average(3)

Period Ended June 12, 2009	1.4040	1.4270	1.3884	1.4085
Month Ended May 31, 2009	1.4126	1.4126	1.3267	1.3646
Month Ended April 30, 2009	1.3244	1.3458	1.2978	1.3203
Month Ended March 31, 2009	1.3261	1.3730	1.2549	1.3050
Month Ended February 28, 2009	1.2662	1.3064	1.2547	1.2747
Month Ended January 31, 2009	1.2804	1.3946	1.2804	1.3244
Month Ended December 31, 2008	1.3919	1.4358	1.2634	1.3511
Year Ended December 31, 2008	1.3919	1.6010	1.2446	1.4698
Year Ended December 31, 2007	1.4603	1.4862	1.2904	1.3797
Year Ended December 31, 2006	1.3197	1.3327	1.1860	1.2661
Year Ended December 31, 2005	1.1842	1.3476	1.1667	1.2400
Year Ended December 31, 2004	1.3538	1.3625	1.1801	1.2478

(1)	The exchange rates on this page are the Noon Buying Rates for the period indicated as published by the Federal Reserve Bank of New York through December 31, 2008 and the Federal Reserve Board since January 1, 2009.

(2)	“Last” is the closing exchange rate on the last business day reported of each of the periods indicated.

(3)	“Average” for the monthly exchange rates is the average daily exchange rate during the periods indicated. “Average” for the year ended periods is calculated using the exchange rates on the last day reported of each month during the period.

ANNEX A

SPANISH WITHHOLDING TAX DOCUMENTATION PROCEDURES FOR NOTES
HELD THROUGH AN ACCOUNT AT DTC

Capitalized terms used but not otherwise defined in this Annex A shall have the meaning ascribed to them elsewhere in this Prospectus Supplement.

Article I

Immediate Refund (aka “Relief at Source”) Procedure (procedure that complies with Spanish Law 13/1985 as amended by Laws 19/2003, 23/2005 and 4/2008, Royal Decree 1065/2007 and article 59.q) or 59.s) of the
Corporate Income Tax Regulation approved by Royal Decree 1777/2004 of July 30, 2004

A.	DTC Participant Submission and Maintenance of Beneficial Owner Information

1. At least five New York Business Days prior to each record date preceding an Interest Payment Date, the Issuer shall provide an issuer announcement to the Paying Agent, and the Paying Agent shall, (a) provide The Depository Trust Company (“DTC”) with such issuer announcement that will form the basis for a DTC important notice (the “Important Notice”) regarding the relevant interest payment and tax relief entitlement information for the Notes and (b) request DTC to post such Important Notice on its website as a means of notifying direct participants of DTC (“DTC Participants”) of the requirements described in this Annex.

2. Beginning on the New York Business Day following each Record Date and continuing until 8:00 p.m. New York time on the fourth New York Business Day prior to each Interest Payment Date (the “Standard Deadline”), each DTC Participant that is a Qualified Institution must (i) enter directly into the designated system established and maintained by Acupay (the “Acupay System”) the Beneficial Owner identity and country of tax residence information required by Spanish tax law (as set forth in Article I of Annex C) in respect of the portion of such DTC Participant’s position in the Notes that is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and (ii) make an election via the DTC Elective Dividend Service (“EDS”) certifying that such portion of Notes for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

3. Each DTC Participant must ensure the continuing accuracy of the Beneficial Owner Information and EDS Election, irrespective of any changes in, or in beneficial ownership of, such DTC Participant’s position in the Notes through 8:00 p.m. New York time on the New York Business Day immediately preceding each Interest Payment Date by making adjustments through the Acupay System and EDS. All changes must be reflected, including those changes (via Acupay) which do not impact the DTC Participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is being assessed.

B.	Tax Certificate Production and Execution

After entry of Beneficial Owner Information into the Acupay System by a DTC Participant, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex C (as required by Spanish law) (the “Interest Payment Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC Participant into the Acupay System. When any Interest Payment Date is also a Maturity Date or a redemption date for any series of Notes, and if the Notes of such series were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates” and, together with the Interest Payment Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at the Maturity Date or such earlier redemption date. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay for receipt by the close of business on the Standard Deadline. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Interest Payment Date. All Tax Certificates will be dated as of the relevant Interest Payment Date.

NOTE: A DTC Participant that obtains favorable tax treatment through the Immediate Refund (aka “Relief at Source”) Procedure and fails to submit to Acupay the original Tax Certificates as described above may be prohibited by the Issuer from using the procedure to obtain favorable tax treatment with respect to future payments. In such event, the DTC Participant will receive the interest payment on its entire position net of the applicable withholding tax (currently 18%), and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.	Additional Acupay and DTC Procedures

1. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

(a) comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC Participant’s position with the EDS Elections provided by that DTC Participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and the DTC Participant’s position in the Notes at DTC;

(b) collecting and collating all Tax Certificates received from DTC Participants;

(c) reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of such Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

(d) liaising with the DTC Participants in order to request that such DTC Participants:

(i) complete any missing, or correct any erroneous, Beneficial Owner Information identified pursuant to the procedures set forth in (a) and (c) above,

(ii) correct any erroneous EDS Election identified pursuant to the procedures set forth in (a) and (c) above, and

(iii) revise any Tax Certificates identified pursuant to the procedures set forth in (a) and (c) above as containing incomplete or inaccurate information.

D.	Updating and Verification of Beneficial Owner Information

1. By 9:30 a.m. New York time on the New York Business Day following the Standard Deadline, DTC will transmit to Acupay an “EDS Standard Cut-off Report” confirming DTC Participant positions and EDS Elections as of the Standard Deadline. By 12:00 p.m. New York time on the New York Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the EDS Standard Cut-off Report. The provisional summary report shall set forth (i) the position in the Notes held by each DTC Participant as of the Standard Deadline and (ii) the portion of each DTC Participant’s position in the Notes in respect of which Tax Certificates have been provided to support the payment of interest without Spanish withholding tax being assessed.

2. DTC Participants will be required to ensure that Beneficial Owner Information entered into the Acupay System and the EDS Elections are updated to reflect any changes in beneficial ownership or in such DTC Participants’ positions in the Notes occurring between the Standard Deadline and 8:00 p.m. New York time on the New York Business Day immediately preceding the Interest Payment Date. For this purpose, the DTC EDS system will remain accessible to DTC Participants until 8:00 p.m. New York time on the New York Business Day immediately preceding the Interest Payment Date. In addition, Acupay will accept new or amended Beneficial Owner Information before 9:45 a.m. New York time, and DTC will accept requests for changes to EDS Elections at the request of DTC Participants until 9:45 a.m. New York time on each Interest Payment Date.

3. Beginning at 7:45 a.m. New York time on the Interest Payment Date, Acupay will through the Acupay Verification Procedures (as defined above) perform the final review of each DTC Participant’s Beneficial Owner Information, EDS Elections and changes in DTC position since the Standard Deadline. Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC Participant until 9:45 a.m. New York time on such Interest Payment Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC Participant and (ii) use its best efforts to obtain revised Beneficial Owner Information, Tax Certificates (as defined above) and/or EDS Elections from any such DTC Participant as necessary to correct any inconsistencies or erroneous or incomplete information. The failure to correct any such inconsistencies, (including the failure to fax or send PDF copies of new or amended Tax Certificates) by 9:45 a.m. New York time on the Interest Payment Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York time on the Interest Payment Date) will result in the payments in respect of the entirety of such DTC Participant’s position being made net of Spanish withholding tax. Upon receipt of a report of EDS Elections as of 9:45 a.m. New York time on the Interest Payment Date from DTC, Acupay will then notify DTC of the final determination of which portion of each DTC Participant’s position in the Notes should be paid gross of Spanish withholding tax and which portion of such position should be paid net of such tax. Based on such Acupay determination, DTC will make adjustments to the EDS in order to reduce to zero the EDS Elections received by DTC from DTC Participants as of 9:45 a.m. New York time on the relevant Interest Payment Date, where as a result of any inconsistencies between such DTC Participant’s Beneficial Owner Information, EDS Election and DTC position, the entirety of such DTC Participant position will be paid net of Spanish withholding taxes.

The adjustments described in the preceding paragraph will be made by DTC exclusively for the purposes of making payments, when applicable, net of Spanish withholding taxes and will have no impact on the EDS Election made by the relevant DTC Participants as of 9:45 a.m. New York time on the relevant Interest Payment Date.

4. DTC will transmit a final “Report to Paying Agent” to Acupay by 10:30 a.m. New York time on each Interest Payment Date setting forth each DTC Participant’s position in the Notes as of 8:00 p.m. New York time on the New York Business Day immediately preceding each Interest Payment Date and the portion of each such DTC Participant’s position in the Notes on which interest payments should be made net of Spanish withholding tax and the portion on which interest payments should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections received by DTC for each DTC Participant as of 9:45 a.m. New York time on the Interest Payment Date and reflecting the adjustments, if any, to be made by DTC to the EDS described in paragraph D.3 above of this Article I of Annex A.

5. Acupay shall immediately, but no later than 11:00 a.m. New York time on each Interest Payment Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to the Paying Agent and the Issuer, along with PDF copies of the related signed Tax Certificates to the Issuer.

6. Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Interest Payment Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for the longer of (x) five years from the date of delivery thereof or (y) five years following the final maturity or redemption of the Notes, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate backup copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

E.	Interest Payments

1. On or prior to each Interest Payment Date, the Issuer will transmit to the Paying Agent an amount of funds sufficient to make interest payments on the outstanding principal amount of the Notes without Spanish withholding tax being assessed.

2. By 1:00 p.m. New York time on each Interest Payment Date, the Paying Agent will (i) pay the relevant DTC Participants (through DTC) for the benefit of the relevant Beneficial Owners the interest payment gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent and (ii) promptly return the remainder of the funds to the Issuer. The transmission of such amounts shall be contemporaneously confirmed by the Paying Agent to Acupay. The Issuer has authorized the Paying Agent to rely on the final Report to Paying Agent in order to make the specified payments on each Interest Payment Date. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to make interest payments on the Notes in a manner different from that set forth in the final Report to Paying Agent if the Issuer (i) determines that there are any inconsistencies with the Tax Certificates provided or any information set forth therein is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to DTC, Acupay and the Paying Agent prior to 11:30 a.m. New York time on the relevant Interest Payment Date along with a list of the affected DTC Participants showing the amounts to be paid to each such DTC Participant.

Article II

Quick Refund Procedures

A.	Documentation Procedures

1.	Beneficial Owners holding through a Qualified Institution that is a DTC Participant

a. Beginning at 9:00 a.m. New York time on the New York Business Day following each Interest Payment Date until 5:00 p.m. New York time on the tenth calendar day of the month following the relevant Interest Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC Participant (i) which is a Qualified Institution (ii) holds Notes on behalf of Beneficial Owners entitled to exemption from Spanish withholding tax and (iii) which was paid net of Spanish withholding taxes due to a failure to comply with the Immediate Refund (aka “Relief at Source”) Procedure set forth above in Article I of this Annex A, may submit through the Acupay System new or amended Beneficial Owner Information with respect to such Beneficial Owners’ holdings.

b. After entry of Beneficial Owner Information into the Acupay System by such DTC Participant, the Acupay System will produce completed Tax Certificates. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Interest Payment Date. The original Tax Certificates must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the relevant Interest Payment Date.

c. Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information submitted by the DTC Participants pursuant to paragraph A.1.a above of this Article II of Annex A by comparing such Beneficial Owner Information with the amount of Notes entitled to the receipt of income on the Interest Payment Date as reported to Acupay by (i) the Paying Agent, (ii) DTC, as having been held in such DTC Participant’s account, and (iii) as established by DTC EDS Elections. Until the Quick Refund Deadline, DTC Participants may revise or resubmit Beneficial Owner Information in order to cure any inconsistency identified.

d. Acupay will collect payment instructions from DTC Participants or their designees and, no later than 12:00 p.m. New York time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates to the Issuer and the payment instructions to the Issuer and the Paying Agent.

2.	Beneficial Owners holding through a DTC Participant that is not a Qualified Institution

a. Beneficial Owners entitled to receive interest payments or OID income in respect of any Notes gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in such Notes through DTC Participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.

b. Such Beneficial Owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with (i) documentation to confirm their securities entitlement in respect of the Notes on the relevant Interest Payment Date (which documentation must include statements from (A) DTC and (B) the relevant DTC Participant setting forth such DTC Participant’s aggregate DTC position on the Interest Payment Date as well as the portion of such position that was paid net and gross of Spanish withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the Beneficial Owner) and (ii) a Government Tax Residency Certificate. Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Notes must be submitted to Acupay, acting on the behalf of the Issuer, no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC Participants or their designees, as the case may be, and, no later than 12:00 p.m. New York time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward to the Issuer PDF copies and originals of the Government Tax Residency Certificates, and to the Issuer and the Paying Agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding principal amount of Notes owned through each DTC Participant as of the relevant Interest Payment Date and (2) the outstanding principal amount of such Notes on which interest was paid net of Spanish withholding tax on the relevant Interest Payment Date.

3.	Early Redemption of the Notes

In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article II of Annex A will be made available to Beneficial Owners. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.

B.	Payment Procedures

1. Upon receipt of the relevant Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in paragraph A. of this Article II, the Issuer will review such Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Interest Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

2. On the 19th calendar day of the month following the relevant Interest Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will make payments equal to the amounts initially withheld from DTC Participants complying with the Quick Refund Procedure to the Paying Agent and the Paying Agent shall, within one New York Business Day of such date, transfer such payments to DTC Participants directly for the benefit of Beneficial Owners.

ANNEX B

SPANISH WITHHOLDING TAX DOCUMENTATION PROCEDURES FOR NOTES
HELD THROUGH AN ACCOUNT AT EUROCLEAR

Capitalized terms used but not otherwise defined in this Annex B shall have the meaning ascribed to them elsewhere in this Prospectus Supplement.

ARTICLE I

Immediate Refund (aka “Relief at Source”) Procedure (procedure that complies with Spanish Law
13/1985 as amended by Laws 19/2003, 23/2005 and 4/2008, Royal Decree 1065/2007 and article 59.q) or 59.s)
of the Corporate Income Tax Regulation approved by Royal Decree 1777/2004 of July 30, 2004)

A.	Euroclear participant Submission and Maintenance of Beneficial Owner Information.

1. Twenty-three Business Days prior to each Interest Payment Date (“PD”) the Issuer shall instruct the Paying Agent and the Paying Agent shall (a) provide Euroclear and JP Morgan Chase Bank, N.A., its specialized depositary (“Specialized Depositary”), with an announcement which will form the basis for a Euroclear “DACE Notice” regarding the related interest payment and tax relief entitlement information and (b) request Euroclear to send such DACE Notice to its participants, notifying them of the requirements described below in this Article I of this Annex B.

2. At least 20 calendar days prior to each PD, Euroclear will release a DACE Notice to its participants with positions in the Notes notifying them of the requirements described below in this Article I of this Annex B.

3. Beginning at 6:00 a.m. CDET/CET time as of the first New York Business Day following the issuance of the DACE Notice and until 6:45 p.m. CDET/CET time on the New York Business Day preceding each relevant PD (“PD-1”) (the “Routine Certification Deadline”), each Euroclear participant that is a Qualified Institution must enter the Beneficial Owner identity and country of tax residence information required by the Spanish tax law and set forth in Annex C in respect of the portion of its position in the Notes that is exempt from Spanish withholding tax (the “Beneficial Owner Information”) directly into the system established and maintained for that purpose (the “Acupay System”) by Acupay System LLC (“Acupay”). Each Euroclear participant must ensure that Beneficial Owner Information is accurate and that it is maintained in line with its income entitlement determined based on its holdings at the close of business in New York on PD-1. All changes in beneficial ownership must be reflected, including those changes (via Acupay), which do not impact the Euroclear participant’s overall position at Euroclear or the portion of that position at Euroclear as to which no Spanish withholding tax is required. Beginning on the 20th New York Business Day prior to PD Euroclear will provide to Acupay via the Acupay System confirmations of securities entitlements for Euroclear participants. Such confirmations will be kept up to date and reflective of any changes in such securities entitlements that occur through 3:45 p.m. CDET/CET time on PD.

B.	Tax Certification Production and Execution

1. After entry of Beneficial Owner Information into the Acupay System by a Euroclear participant, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex C (as required by the Spanish law) (the “Interest Payment Tax Certificates”), which shall summarize the Beneficial Owner Information introduced by such Euroclear participant into the Acupay System. When any PD is also the maturity date or a redemption date for the Notes, and if the Notes were initially issued below par with an Original Issue Discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates” and together with the Interest Payment Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at Maturity or such earlier redemption date. Such Euroclear participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates to Acupay and Euroclear for receipt by the Routine Certification

Deadline. The Euroclear participants must also send the original signed Tax Certificates to Acupay for receipt no later than the 15th calendar day of the first month following the relevant PD. All Tax Certificates will be dated as of the PD.

NOTE: A Euroclear participant that obtains favorable tax treatment through the Immediate Refund (aka “Relief at Source”) Procedure and fails to submit to Acupay the original Tax Certificates as described above may be prohibited by the Issuer from using the procedure to obtain favorable tax treatment for future payments. In such event, the Euroclear participant will receive the interest payments on its entire position net of the applicable withholding tax (currently 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.	Additional Acupay and Euroclear Procedures

1. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

(a) comparing the Beneficial Owner Information and Tax Certificates provided in respect of each Euroclear participant’s position, as confirmed by Euroclear to Acupay, with the EDS Elections provided by Euroclear’s Specialized Depositary in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and the Euroclear participant’s position in the Notes at Euroclear;

(b) collecting and collating all Tax Certificates received from the Euroclear participants;

(c) reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of such Tax Certificates in order to receive payments without Spanish withholding tax being assessed;

(d) liaising with the relevant Euroclear participants in order to request that such Euroclear participants:

(i) complete any missing or correct any erroneous Beneficial Owner Information or Tax Certificates identified pursuant to the procedures set forth in (a), (c) and (d) above;

(ii) correct any erroneous EDS Election identified pursuant to the procedures set forth in (a) and (c) above; and

(iii) revise any Tax Certificates identified pursuant to the procedures set forth in (a) and (c) above as containing incomplete or inaccurate information.

(e) revise any Tax Certificates identified pursuant to the procedures set forth in (a), (c) and (d) above as containing incomplete or inaccurate information.

D.	Updating and Verification of Beneficial Owner Information

1. Euroclear will direct its Specialized Depositary to (a) transmit to Acupay via the Acupay System periodic position confirmations (of Euroclear’s aggregate settled position of the Notes held through the Specialized Depositary’s account at the Depository Trust Company). Therefore, the Specialized Depositary will transmit such reports by (i) 7:00 p.m. CDET/CET time on the tenth New York Business Day prior to PD (reporting Euroclear’s aggregate settled position as of 6:00 p.m. on such date); (ii) 7:00 p.m. CDET/CET time on the second New York Business Day prior to PD (reporting Euroclear’s aggregate settled position as of 6:00 p.m. CDET/CET time on such date) and (iii) 6:30 p.m. CDET/CET time on PD-1 (reporting Euroclear’s aggregate settled position as of 6:00 p.m. CDET/CET time on such date), and (b) make elections via the DTC EDS (as defined in Annex A) relaying the aggregate position of Euroclear participants for which tax relief has been requested through the Acupay System. Such EDS Elections must be made prior to 3:45 p.m. CDET/CET time on the PD with respect to Beneficial Owner Information received prior to the Routine Certification Deadline or as agreed in accordance with paragraph D.3 of this Article I of this Annex B below.

2. Beginning on the first New York Business Day following the issuance of the DACE Notice and continuing through to the Routine Certification Deadline, Acupay will utilize the Acupay Verification Procedures to attempt to identify any problems that may exist with Tax Certificates that have been received via the Acupay System and will seek to notify Euroclear and any affected Euroclear participants of any inconsistencies among these data, or erroneous or incomplete information provided with respect to such Euroclear participant’s position. In case inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates) are not corrected by the Routine Certification Deadline, the entire coupon payment for any affected position will be made net of Spanish withholding tax. Should, at that moment, the situation arise whereby the sum of the positions certified through the Acupay System by a Euroclear participant exceeds the total relevant positions held in that participant’s account at Euroclear, the entirety of such participant’s position held at Euroclear will be paid net of Spanish withholding taxes.

3. At the Routine Certification Deadline, the Acupay System will be closed to Euroclear participants, unless the Specialized Depositary, Euroclear and Acupay jointly agree to allow Euroclear participants access to the Acupay System for exceptional late cancellations or late submissions of Tax Certificates. At 7:00 p.m. CDET/CET on PD-1, Acupay will deliver to Euroclear the “Prior Night Coupon Planning Report”. This report will indicate for each Note position held by Euroclear participants, the portion of such position which is planned for payment gross of Spanish withholding tax and the portion of such position which is planned for payment net of Spanish withholding tax. The Prior Night Coupon Planning Report will also contain the calculated interest payment which would (based on the above conditions) be credited on PD (i) to each Euroclear participant, and (ii) to Euroclear in aggregate.

4. Beginning at 9:00 a.m. New York time on the relevant PD Acupay will perform a final review of each Euroclear participant’s Beneficial Owner Information, Euroclear positions and changes in Euroclear’s aggregate position since the Routine Certification Deadline, using the Acupay Verification Procedures. Based on this final review, Acupay will seek to notify any affected Euroclear participant and Euroclear of any inconsistencies among these data, or erroneous or incomplete information provided with respect to such Euroclear participant’s position and may (but only as described above in paragraph D.3 of this Article I of this Annex B) accept revised Tax Certificates from Euroclear participants as necessary to correct such inconsistencies. No changes to Beneficial Owner Information or Tax Certificates should occur. However, in case of incomplete Beneficial Owner Information, errors in Tax Certificates, or the need to input new certificates after the Routine Certification Deadline the Specialized Depositary, Euroclear and Acupay may jointly agree to allow Euroclear participants with access to the Acupay System on PD for exceptional late (i) cancellations of previously submitted Tax Certificates and/or (ii) submissions of new Tax Certificates. Such exceptional operations must be completed prior to 2:45 p.m. CDET/CET time on PD and must be accompanied, as necessary, by appropriate (x) position confirmations by the Specialized Depositary, (y) elections by the Specialized Depositary in the DTC EDS as instructed by Euroclear, and (z) position confirmations by Euroclear. In case inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates) are not corrected by 3:45 p.m. CDET/CET time on PD, the entire coupon payment for any affected position will be made net of Spanish withholding tax. Should, at that moment, the situation arise whereby the sum of the positions certified through the Acupay System by a Euroclear participant exceeds the total relevant positions held in that participant’s account at Euroclear, the entirety of such participant’s position held at Euroclear will be paid net of Spanish withholding taxes. Should any additional tax relief be necessary at that moment in addition to tax relief granted during this Immediate Refund (aka “Relief at Source”) Procedure, requests for such additional relief may be made during the Quick Refund Procedures, as described below in Article II of this Annex B.

5. At 4:15 p.m. CDET/CET time on PD, Acupay will deliver to Euroclear a Final Coupon Payment Report. This report will contain, for the Note positions held by Euroclear participants (which are entitled to receive payment on PD), the portion of each such position which should be paid gross of Spanish withholding tax and the portion of each such position which should be paid net of Spanish withholding tax. The Final Coupon Payment Report also contains the calculated interest payments which should (based on the above conditions) be credited on PD (i) to each such Euroclear participant, and (ii) to Euroclear in aggregate (from its Specialized Depositary).

E.	Interest Payments

1. By 5:00 p.m. CDET/CET time on PD, Acupay will release to the Issuer PDF copies of all Tax Certificates which have been properly verified and to the Issuer and the Paying Agent the final Report to the Paying Agent (which will include the results of a calculation of the portion of the positions held via Euroclear which should be paid gross of Spanish withholding tax in accordance with the Tax Certifications received by Acupay and submitted to the Issuer). The Issuer has authorized the Paying Agent to rely on the final Report to the Paying Agent in order to make the specified payments on each PD. However, the Issuer may direct the Paying Agent to make interest payments on the Notes in a manner different from that set forth in the final Report to the Paying Agent if the Issuer determines that there are any inconsistencies with the Tax Certificates provided or any information set forth therein that is, to the Issuer’s knowledge, inaccurate and provides notice of such determination in writing to the Paying Agent prior to 5:30 p.m. CDET/CET time on the relevant PD.

2. Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Interest Payment Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for the longer of (x) five years from the date of delivery thereof or (y) five years following the final maturity or redemption of the Notes, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate backup copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

3. By 7:00 p.m. CDET/CET time on each PD the Paying Agent will pay DTC the aggregate interest to be distributed on the notes on the PD. Such amount will include all amounts referred to in the final Report to the Paying Agent (which shall include all amounts embraced in the Final Coupon Payment Report).

4. On each relevant PD, Euroclear will credit interest payments to its participants in accordance with the Final Coupon Payment Report.

ARTICLE II

Quick Refund Procedure

A.	Documentation Procedures.

1.	Beneficial Owners holding through a Qualified Institution that is a Euroclear participant.

(a) Beginning at 6:00 a.m. CDET/CET time on the Business Day following each PD until 5:00 p.m. CDET/CET time on the 10th calendar day of the month following the relevant PD (or if such day is not a Business Day, the first Business Day immediately preceding such day) (the “Quick Refund Deadline”), a Euroclear participant which (i) is a Qualified Institution, (ii) held Notes entitled to the receipt of income on the PD on behalf of Beneficial Owners entitled to exemption from Spanish withholding tax and (iii) which was paid net of Spanish withholding tax on any portion of such exempt holdings during the procedures set forth in Article I above, may submit through the Acupay System new or amended Beneficial Owner Information with respect to such Beneficial Owners’ holdings.

(b) After entry of Beneficial Owner Information into the Acupay System by such Euroclear participant, the Acupay System will produce completed Tax Certificates. Such Euroclear participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Euroclear/Acupay for receipt no later than the Quick Refund Deadline. Such Tax Certificates will be dated as of the relevant PD. The Euroclear participants must also send the original Tax Certificates to Acupay for receipt no later than the 15th calendar day of the month following the relevant PD.

(c) Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information submitted by the Euroclear participants pursuant to this Article by comparing such Beneficial Owner Information with the amount of Notes entitled to the receipt of income on the PD as reported to Acupay by (i) Euroclear, as having been held in such Euroclear participant’s account, (ii) the Specialized Depositary as having been held on behalf of Euroclear, and (iii) DTC as having been held on behalf of the Specialized Depositary. Until the Quick Refund Deadline, Euroclear participants may revise or resubmit Beneficial Owner Information in order to cure any inconsistency detected.

2.	Beneficial Owners holding through a Euroclear participant that is not a Qualified Institution.

(a) Beneficial Owners entitled to receive interest payments or OID income in respect of the Notes gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in the Notes through Euroclear participants who are not Qualified Institutions will be entitled to utilize the following Quick Refund Procedure.

(b) Such Beneficial Owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with documentation to confirm their securities entitlement in respect of the Notes. Such documentation must include statements from the relevant Euroclear participant setting forth (x) such Euroclear participant’s aggregate Note entitlement held through Euroclear; (y) the portion of such entitlement that was paid net and gross of Spanish withholding taxes; together with (z) an accounting record of the portion of such entitlement and payments that were attributable to the Beneficial Owner. Such Beneficial Owners must also procure a Government Tax Residence Certificate (which will be valid for a period of one year after its date of issuance) which together with the above-referenced information regarding the Note entitlements must be submitted to Acupay on behalf of the Issuer no later than the Quick Refund Deadline. The Euroclear participants must also send the original Government Tax Residence Certificates to Acupay for receipt no later than the 15th calendar day of the month following the relevant PD.

3.	Early Redemption of the Notes.

In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article II of Annex B will be made available to Beneficial Owners. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.

B.	Payment Procedures

1. Upon receipt of the relevant Tax Certificates and Government Tax Residence Certificates together with related documentation (if any) from Acupay pursuant to the procedures in paragraph A of this Article II, the Issuer will review such certificates together with related documentation (if any) and confirm the approved certification requests and related payment instructions no later than the 18th calendar day of the month following the relevant PD (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day). Acupay will forward original paper tax certificates it receives for receipt by the Issuer no later than the 18th calendar day of the first month following each PD.

2. On the 19th calendar day of the month following the relevant PD (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will instruct the Paying Agent to make payments of the amounts arising out of these Quick Refund Procedures, and within one New York Business Day of such date the Paying Agent will transfer such payments to Euroclear for further credit to the respective Euroclear participants for the benefit of the relevant Beneficial Owners.

ANNEX C

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND
PROCEDURES FOR DIRECT REFUNDS FROM SPANISH TAX AUTHORITIES

Capitalized terms used but not otherwise defined in this Annex C shall have the meaning ascribed to them elsewhere in this Prospectus Supplement.

ARTICLE I

Documentation Required by Spanish Tax Law Pursuant to the Relief at Source Procedure

1. If the holder of a Note is not resident in Spain for tax purposes and acts for its own account and is a Qualified Institution, the entity in question must certify its name and tax residency substantially in the manner provided in Exhibit I to this Annex C.

2. In the case of transactions in which a Qualified Institution which is a holder of Notes acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and country of tax residency of each Beneficial Owner not resident in Spain for tax purposes as of the Interest Payment Date substantially in the form provided in Exhibit II to this Annex C.

3. In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and country of tax residency of each Beneficial Owner not resident in Spain for tax purposes as of the Interest Payment Date substantially in the form provided in Exhibit II to this Annex C.

4. If the Beneficial Owner is resident in Spain for tax purposes and is subject to Spanish Corporate Income Tax, the entities listed in paragraphs 2 or 3 above (such as DTC participants or Euroclear participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Notes, the beneficial interest in the principal amount of Notes held at each Interest Payment Date, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex C.

5. In the case of Beneficial Owners who do not hold their interests in the Notes through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the Beneficial Owner must submit (i) proof of beneficial ownership and (ii) a Government Tax Residency Certificate.

ARTICLE II

Direct Refund from Spanish Tax Authorities Procedure

1. Beneficial Owners entitled to exemption from Spanish withholding tax who have not timely followed either the Immediate Refund (aka “Relief at Source”) Procedure set forth in Article I of Annex A or Article I of Annex B to this Prospectus Supplement or the “Quick Refund Procedures” set forth in Article II of Annex A or Article II of Annex B to this Prospectus Supplement, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

2. Beneficial Owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Interest Payment Date) to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a Government Tax Residency Certificate (from the IRS in the case of U.S. resident Beneficial Owners).

EXHIBIT I

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Own Account Investments

(nombre) (name)

(domicilio) (address)

(NIF) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.a) del Real Decreto 1065/2007,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 44.2.a) of Royal Decree 1065/2007,

CERTIFICO:

I CERTIFY:

1.  Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2.  Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3.  Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(país, estado, ciudad), con el número
(country, state, city), under number

4.  Que la Entidad que represento está sometida a la supervisión de (Órgano supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).

Todo ello en relación con:
All the above in relation to:

Identificación de los valores poseidos por cuenta propia
Identification of securities held on own account:

Importe de los rendimientos
Amount of income

Lo que certifico en           a           de           de 20
I certify the above in [location] on the [day] of [month] of [year]

EXHIBIT II

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta ajena
Form of Certificate for Third Party Investments

(nombre) (name)

(domicilio) (address)

(NIF) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectosprevistos en el artículo 44.2.b) y c) del Real Decreto 1065/2007,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 44.2.b) and c) of Royal Decree 1065/2007,

CERTIFICO:
I CERTIFY:

1.  Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2.  Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3.  Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number

4.  Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).

5.  Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España.1

That, according to the records of the Entity I represent, the list of beneficial owners attached hereto, including the names of all the non-resident Beneficial Owners, their country of residence and the relevant income is accurate, and does not include person(s) or institution(s) resident in Spain.2

Lo que certifico en           a           de           de 20
I certify the above in [location] on the [day] of [month] of [year]

1 Derogado en virtud de lo previsto en el artículo 4 y la Disposición Derogatoria Única del Real Decreto — ley 2/2008, de 21 de abril, de medidas de impulso a la actividad económica.
2 Abolished by virtue of article 4 and Repealing Disposition of Royal Decree Law 2/2008 of 21 April on measures to promote economic activity.

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Listado de titulares:
List of beneficial owners:

Nombre/País de residencia/Importe de los rendimientos
Name/Country of residence/Amount of income

EXHIBIT III

[English translation provided for informational purposes only]

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de No Residentes

Form of Certificate for application of the exemption from withholding to Spanish Corporate Income Tax taxpayers and to permanent establishments of Non-Resident Income Tax taxpayers

(nombre) (name)

(domicilio) (address)

(NIF) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,

(function), in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,

CERTIFICO:

I CERTIFY:

1. Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2. Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of

(pais, estado, ciudad), con el número
(country, state, city), under number

4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)

en virtud de (normativa que lo regula)
under (governing rules).

5. Que, a través de la Entidad que represento, los titulares incluidos en la relación adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España de sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.
That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax payers and permanent establishments in Spain of Non-Resident Income Tax taxpayers, and are recipients of the referred income.

6. Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificación fiscal de los titulares incluidos en la relación.
That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.

Lo que certifico en           a           de           de 20
I certify the above in [location] on the [day] of [month] of [year]

RELACIÓN ADJUNTA:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Razón social/Domicilio/Número de identificación fiscal/Número de valores/Rendimientos brutos/Retención al 18%
Name/Domicile/Fiscal Identification Number/Number of securities/Gross income/Amount withheld at 18%.

PROSPECTUS
Debt Securities of Telefónica Emisiones, S.A.U.,
which are fully and unconditionally guaranteed by Telefónica, S.A.

     We may offer from time to time in one or more series Debt Securities of Telefónica Emisiones, S.A.U., which are fully and unconditionally guaranteed by Telefónica, S.A.
     We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this Prospectus. Such prospectus supplements may also add, update or change information contained in this Prospectus. You should read both this Prospectus and the prospectus supplements, together with the additional information described under the heading “Where You Can Find More Information” before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in these securities involves risks. See “Risk Factors”.

     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
     We may sell these securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The date of this Prospectus is May 8, 2009

ABOUT THIS PROSPECTUS
     This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell any Debt Securities described in this Prospectus from time-to-time in the future in one or more offerings.
     This Prospectus provides you with a general description of the securities that can be offered. Each time Debt Securities are offered under this Prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this Prospectus. Accordingly, to the extent inconsistent, information in this Prospectus is superseded by the information in any prospectus supplement. You should read both this Prospectus and any prospectus supplement together with the information incorporated by reference that is described in “Incorporation by Reference”.
     The prospectus supplement to be attached to the front of this Prospectus will describe the terms of the offering, including the amount and detailed terms of Debt Securities, the public offering price, net proceeds to us, the Guarantor, the expenses of the offering, the terms of offers and sales outside of the United States, if any, the Guarantor’s capitalization, the nature of the plan of distribution, the other specific terms related to such offering, and any U.S. federal income tax consequences and Spanish tax considerations applicable to the Debt Securities.
     In this Prospectus and the prospectus supplements, the “Issuer” refers to Telefónica Emisiones, S.A.U. “Telefónica”, “Telefónica, S.A.”, the “Group” or the “Guarantor” refer to Telefónica, S.A. and, where applicable, its consolidated subsidiaries, unless the context otherwise requires. We use the words “we”, “us” and “our” to refer to the Issuer or the Guarantor, as the context requires. We use the word “you” to refer to prospective investors in the securities. We use the term “Debt Securities” to refer collectively to any Debt Securities to be issued by us and guaranteed by the Guarantor pursuant to this Prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information Telefónica, the Guarantor, files with the SEC, which means that we can and do disclose important information to you by referring you to those documents that are considered part of this Prospectus. Information that Telefónica files with the SEC in the future and that we incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference Telefónica’s annual report on Form 20-F for the year ended December 31, 2008 and filed with the SEC on April 30, 2009 (the “Form 20-F”).
     We incorporate by reference in this Prospectus all subsequent annual reports of Telefónica filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of Telefónica’s periodic reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this Prospectus after the date hereof and prior to the completion of an offering of securities under this Prospectus. This Prospectus is part of a registration statement filed with the SEC. See “Where You Can Find More Information”.
     As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.
     You should rely only on the information incorporated by reference or provided in this Prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. This Prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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WHERE YOU CAN FIND MORE INFORMATION
     Telefónica files annual and periodic reports and other information with the SEC. You may read and copy any document that Telefónica files at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the operation of the public reference rooms. Telefónica’s SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov.
     Telefónica makes available free of charge through Telefónica’s website, accessible at http://www.telefonica.com, certain of Telefónica’s reports and other information filed with or furnished to the SEC.
     With the exception of the reports specifically incorporated by reference in this Prospectus as set forth above, material contained on or accessible through Telefónica’s website is specifically not incorporated into this Prospectus. See “Incorporation by Reference”.
     You may also request a copy of Telefónica’s filings at no cost, by writing or calling Telefónica at the following addresses:
Telefónica, S.A.
Distrito C, Ronda de la Comunicación, s/n
28050 Madrid
Spain
Attention: Investor Relations
+34 91 482 8700
     American Depository Shares representing Telefónica’s common shares are traded on the New York Stock Exchange under the symbol “TEF”. You may inspect Telefónica’s reports filed with or furnished to the SEC and other information concerning Telefónica at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with other or different information. In particular, no dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this Prospectus or that is incorporated by reference herein.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
     The Issuer, a wholly-owned subsidiary of Telefónica, is a limited liability company with a sole shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain. Telefónica, the Guarantor, is a limited liability company (sociedad anónima) organized under the laws of the Kingdom of Spain. All of the Issuer’s directors and the executive officers and directors of Telefónica, and certain of the experts named in this Prospectus, are not residents of the United States. All or a substantial portion of the Issuer’s assets and those of Telefónica and such persons are located outside the United States. As a result, it may be difficult for you to file a lawsuit against either the Issuer or the Guarantor or such persons in the United States with respect to matters arising under the federal securities laws of the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts against either the Issuer or the Guarantor or such persons based on the civil liability provisions of such laws. Provided that United States case law does not prevent the enforcement in the U.S. of Spanish judgments (as in such case, judgments obtained in the U.S. shall not be enforced in Spain), if a U.S. court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of such judgment in Spain will be subject to satisfaction of certain factors. Such factors include the absence of a conflicting judgment by a Spanish court or of an action pending in Spain among the same parties and arising from the same facts and circumstances, the Spanish courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant, the regularity of the proceeding followed before the U.S. courts, the authenticity of the judgment and that enforcement would not violate Spanish public policy. In general, the enforceability in Spain of final judgments of U.S. courts does not require retrial in Spain. If an action is commenced

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before Spanish courts with respect to liabilities based on the U.S. federal securities laws, there is a doubt as to whether Spanish courts would have jurisdiction. Spanish courts may enter and enforce judgments in foreign currencies.
     The Issuer and Telefónica have expressly submitted to the exclusive jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York and any appellate court from any such court thereof for the purpose of any suit, action or proceeding arising out of the Debt Securities or the Guarantees and have appointed Puglisi & Associates, as our agent to accept service of process in any such action.
RISK FACTORS
     You should carefully consider the risk factors contained in the prospectus supplements and the documents incorporated by reference into this Prospectus, including, but not limited to, those risk factors in Item 3.D in the Form 20-F, in deciding whether to invest in the Debt Securities being offered pursuant to this Prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the Guarantor’s ratio of earnings to fixed charges using financial information compiled in accordance with International Financial Reporting Standards (“IFRS”) for the years ended December 31, 2008, 2007, 2006, 2005 and 2004:

	Year ended December 31,
	2008	2007	2006	2005	2004
IFRS Ratio of Earnings to Fixed Charges	4.1	4.0	2.7	3.8	2.8
     For the purpose of calculating ratios of earnings to fixed charges, earnings consist of profit before tax from continuing operations, plus share of profit or loss of associates, dividends from joint ventures and associates, fixed charges and capitalized interest net of amortization. Fixed charges consist of finance costs, including amortization of debt expense and similar charges, and capitalized interest.

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LEGAL MATTERS
     Certain legal matters with respect to Spanish law will be passed upon for us by our Spanish counsel, Uría Menéndez Abogados S.L.P. Certain legal matters with respect to United States and New York law will be passed upon for us by Davis Polk & Wardwell.
EXPERTS
     The consolidated financial statements of Telefónica, S.A. and subsidiaries appearing in Telefónica, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of Telefónica, S.A.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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TELEFÓNICA EMISIONES, S.A.U.

$1,250,000,000 Fixed Rate Senior Notes Due 2015
$1,000,000,000 Fixed Rate Senior Notes Due 2019

guaranteed by:
Telefónica, S.A.

Prospectus Supplement

Joint Bookrunning Lead Managers

CITI          DEUTSCHE BANK SECURITIES          GOLDMAN, SACHS & CO.          MORGAN STANLEY

Co-Managers

BNP PARIBAS                  CALYON                  CREDIT SUISSE                  MITSUBISHI UFJ SECURITIES

June 22, 2009